FREE WRITING PROSPECTUS
DATED DECEMBER 5, 2007

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CWABS Asset-Backed Certificates Trust 2007-12
Issuing Entity

Asset-Backed Certificates, Series 2007-12

This free writing prospectus updates certain information contained in the Prospectus Supplement, dated August 13, 2007 (as supplemented by the supplements thereto dated September 11, 2007, the “Prospectus Supplement”) relating to the Asset-Backed Certificates, Series 2007-12.

This free writing prospectus updates the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-16 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-43 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-48 of the Prospectus Supplement; and

•	the “The Swap Counterparty” section on page S-79 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in September 2007 through November 2007 are attached hereto as Annex A and provide information regarding the distributions made to the certificates on the distribution dates occurring in September 2007 through November 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-16 of the Prospectus Supplement is updated by replacing the last two risk factors at the end of that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The tables in Annex A entitled “Mortgage Loan Principal Balances” specify the percentage of the mortgage loans in each loan group, by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction in (or elimination of) the amount of overcollateralization and/or a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan program and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-43 of the Prospectus Supplement is updated by replacing the last two paragraphs and table in that section with the following:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $124.537 billion and $131.225 billion, respectively.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-48 of the Prospectus Supplement is updated by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the OTS Method.

The Swap Counterparty

The section of the Prospectus Supplement titled “The Swap Counterparty” on page S-79 of the Prospectus Supplement is updated by replacing that section with the following:

Lehman Brothers Holdings Inc. ("LBHI"), was incorporated in December 29, 1983 and its principal executive offices are located at 745 Seventh Avenue, New York, New York, 10019 , telephone 212-526-7000. LBHI together with its consolidated subsidiaries ("Lehman Brothers"), is an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. Lehman Brothers provides a full array of equity and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.
Lehman Brothers, through predecessor entities, was founded in 1850. LBHI is currently rated A+ by S&P, A1 by Moody’s and AA- by Fitch for long-term senior debt and A-1 by S&P, P-1 by Moody's and F-1+ by Fitch for short-term senior debt.

Lehman Brothers Special Financing Inc. (“LBSF”), a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Inc., which is a wholly-owned subsidiary of LBHI, is Lehman Brothers’ principal dealer in a broad range of OTC derivative products including interest rate, currency, credit and mortgage derivatives. LBSF benefits from a full guarantee by LBHI.

ANNEX A

[Certificateholder Monthly Distribution Summaries]

Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Certificateholder Monthly Distribution Summary
			Certificate		Pass				Current		Cumulative
		Class	Rate	Beginning	Through	Principal	Interest	Total	Realized	Ending	Realized
Class	Cusip	Description	Type	Balance	Rate (%)	Distribution	Distribution	Distribution	Losses	Balance	Losses
1A1	126697AA9	Senior	Fix-Act/360	501,417,000.00	5.664747	2,760,110.95	3,647,390.83	6,407,501.78	0.00	498,656,889.05	0.00
1A2	126697AB7	Senior	Fix-Act/360	55,713,000.00	5.664747	306,678.99	411,920.26	718,599.25	0.00	55,406,321.01	0.00
2A1	126697AC5	Senior	Fix-Act/360	247,938,000.00	5.700000	3,383,320.34	1,688,044.55	5,071,364.89	0.00	244,554,679.66	0.00
2A2	126697AD3	Senior	Fix-Act/360	84,376,000.00	5.757636	0.00	589,577.30	589,577.30	0.00	84,376,000.00	0.00
2A3	126697AE1	Senior	Fix-Act/360	171,497,000.00	5.757636	0.00	1,259,788.38	1,259,788.38	0.00	171,497,000.00	0.00
2A4	126697AF8	Senior	Fix-Act/360	73,467,000.00	5.757636	0.00	587,940.07	587,940.07	0.00	73,467,000.00	0.00
AR	126697AX9	Residual	Fix-Act/360	100.00	0.000000	100.00	0.00	100.00	0.00	0.00	0.00
P	126697AW1	Prepay Penalties	Fix-30/360	100.00	0.000000	0.00	20,848.20	20,848.20	0.00	100.00	0.00
C	126697AV3	Senior	Fix-30/360	1,459,985,056.00	0.000000	0.00	0.00	0.00	0.00	1,453,534,828.86	0.00

1M1	126697AG6	Junior	Fix-Act/360	17,953,000.00	5.711703	0.00	135,525.20	135,525.20	0.00	17,953,000.00	0.00
2M1	126697AH4	Junior	Fix-Act/360	18,547,000.00	5.711703	0.00	140,009.24	140,009.24	0.00	18,547,000.00	0.00
1M2	126697AJ0	Junior	Fix-Act/360	11,849,000.00	5.711703	0.00	91,994.32	91,994.32	0.00	11,849,000.00	0.00
2M2	126697AK7	Junior	Fix-Act/360	12,241,000.00	5.711703	0.00	95,037.76	95,037.76	0.00	12,241,000.00	0.00
1M3	126697AL5	Junior	Fix-Act/360	31,956,000.00	5.711703	0.00	256,118.46	256,118.46	0.00	31,956,000.00	0.00
2M3	126697AM3	Junior	Fix-Act/360	33,013,000.00	5.711703	0.00	264,590.02	264,590.02	0.00	33,013,000.00	0.00
M4	126697AN1	Junior	Fix-Act/360	18,250,000.00	5.711703	0.00	151,936.32	151,936.32	0.00	18,250,000.00	0.00
M5	126697AP6	Junior	Fix-Act/360	21,170,000.00	5.711703	0.00	184,590.64	184,590.64	0.00	21,170,000.00	0.00
M6	126697AQ4	Junior	Fix-Act/360	25,549,000.00	5.711703	0.00	242,609.05	242,609.05	0.00	25,549,000.00	0.00
M7	126697AR2	Junior	Fix-Act/360	10,950,000.00	5.711703	0.00	103,979.38	103,979.38	0.00	10,950,000.00	0.00
M8	126697AS0	Junior	Fix-Act/360	13,140,000.00	5.711703	0.00	124,775.25	124,775.25	0.00	13,140,000.00	0.00
M9	126697AT8	Junior	Fix-Act/360	7,300,000.00	5.711703	0.00	69,319.58	69,319.58	0.00	7,300,000.00	0.00
Totals				2,816,311,256.00		6,450,210.28	10,065,994.81	16,516,205.09	0.00	2,803,410,818.58	0.00

   Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Principal Distribution Detail
		Original	Beginning	Net	Current	Ending	Ending
		Certificate	Certificate	Principal	Realized	Certificate	Certificate
Class	Cusip	Balance	Balance	Distribution	Losses	Balance	Factor
1A1	126697AA9	501,417,000.00	501,417,000.00	2,760,110.95	0.00	498,656,889.05	0.994495378
1A2	126697AB7	55,713,000.00	55,713,000.00	306,678.99	0.00	55,406,321.01	0.994495378
2A1	126697AC5	247,938,000.00	247,938,000.00	3,383,320.34	0.00	244,554,679.66	0.986354168
2A2	126697AD3	84,376,000.00	84,376,000.00	0.00	0.00	84,376,000.00	1.000000000
2A3	126697AE1	171,497,000.00	171,497,000.00	0.00	0.00	171,497,000.00	1.000000000
2A4	126697AF8	73,467,000.00	73,467,000.00	0.00	0.00	73,467,000.00	1.000000000
AR	126697AX9	100.00	100.00	100.00	0.00	0.00	0.000000000
P	126697AW1	100.00	100.00	0.00	0.00	100.00	1.000000000
C	126697AV3	1,459,985,056.00	1,459,985,056.00	0.00	0.00	1,453,534,828.86	0.995581991

1M1	126697AG6	17,953,000.00	17,953,000.00	0.00	0.00	17,953,000.00	1.000000000
2M1	126697AH4	18,547,000.00	18,547,000.00	0.00	0.00	18,547,000.00	1.000000000
1M2	126697AJ0	11,849,000.00	11,849,000.00	0.00	0.00	11,849,000.00	1.000000000
2M2	126697AK7	12,241,000.00	12,241,000.00	0.00	0.00	12,241,000.00	1.000000000
1M3	126697AL5	31,956,000.00	31,956,000.00	0.00	0.00	31,956,000.00	1.000000000
2M3	126697AM3	33,013,000.00	33,013,000.00	0.00	0.00	33,013,000.00	1.000000000
M4	126697AN1	18,250,000.00	18,250,000.00	0.00	0.00	18,250,000.00	1.000000000
M5	126697AP6	21,170,000.00	21,170,000.00	0.00	0.00	21,170,000.00	1.000000000
M6	126697AQ4	25,549,000.00	25,549,000.00	0.00	0.00	25,549,000.00	1.000000000
M7	126697AR2	10,950,000.00	10,950,000.00	0.00	0.00	10,950,000.00	1.000000000
M8	126697AS0	13,140,000.00	13,140,000.00	0.00	0.00	13,140,000.00	1.000000000
M9	126697AT8	7,300,000.00	7,300,000.00	0.00	0.00	7,300,000.00	1.000000000
Totals		2,816,311,256.00	2,816,311,256.00	6,450,210.28	0.00	2,803,410,818.58

   Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Interest Distribution Detail
	Beginning	Pass			Total	Net Rate	Net		Net Rate
	Certificate	Through	Effective	Current	Interest	Carryover	Interest	Interest	Carryover
Class	Balance	Rate (%)	Coupon (%)	Interest	Due	Paid	Shortfall	Paid	After Dist.
1A1	501,417,000.00	5.664747	8.447419	3,392,700.47	3,392,700.47	254,690.35	0.00	3,647,390.83	0.00
1A2	55,713,000.00	5.664747	8.586129	376,966.72	376,966.72	34,953.54	0.00	411,920.26	0.00
2A1	247,938,000.00	5.700000	7.906452	1,688,044.55	1,688,044.55	0.00	0.00	1,688,044.55	0.00
2A2	84,376,000.00	5.757636	8.114516	580,268.58	580,268.58	9,308.72	0.00	589,577.30	0.00
2A3	171,497,000.00	5.757636	8.530645	1,179,415.01	1,179,415.01	80,373.37	0.00	1,259,788.38	0.00
2A4	73,467,000.00	5.757636	9.293548	505,245.47	505,245.47	82,694.60	0.00	587,940.07	0.00
AR	100.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	100.00	0.000000	250178.400000	0.00	0.00	0.00	0.00	20,848.20	0.00
C	1,459,985,056.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00

1M1	17,953,000.00	5.711703	8.766452	122,480.97	122,480.97	13,044.24	0.00	135,525.20	0.00
2M1	18,547,000.00	5.711703	8.766452	126,533.42	126,533.42	13,475.82	0.00	140,009.24	0.00
1M2	11,849,000.00	5.711703	9.016129	80,837.57	80,837.57	11,156.75	0.00	91,994.32	0.00
2M2	12,241,000.00	5.711703	9.016129	83,511.92	83,511.92	11,525.84	0.00	95,037.76	0.00
1M3	31,956,000.00	5.711703	9.307419	218,013.80	218,013.80	38,104.66	0.00	256,118.46	0.00
2M3	33,013,000.00	5.711703	9.307419	225,224.98	225,224.98	39,365.04	0.00	264,590.02	0.00
M4	18,250,000.00	5.711703	9.668065	124,507.19	124,507.19	27,429.13	0.00	151,936.32	0.00
M5	21,170,000.00	5.711703	10.125806	144,428.34	144,428.34	40,162.30	0.00	184,590.64	0.00
M6	25,549,000.00	5.711703	11.027419	174,303.25	174,303.25	68,305.80	0.00	242,609.05	0.00
M7	10,950,000.00	5.711703	11.027419	74,704.32	74,704.32	29,275.06	0.00	103,979.38	0.00
M8	13,140,000.00	5.711703	11.027419	89,645.18	89,645.18	35,130.07	0.00	124,775.25	0.00
M9	7,300,000.00	5.711703	11.027419	49,802.88	49,802.88	19,516.71	0.00	69,319.58	0.00
Totals	2,816,311,256.00			9,236,634.62	9,236,634.62	808,512.00	0.00	10,065,994.81	0.00

   Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Current Payment Information Factors per $1,000
		Original	Beginning			Ending	Pass
		Certificate	Certificate	Principal	Interest	Certificate	Through
Class	Cusip	Balance	Balance	Distribution	Distribution	Balance	Rate (%)
1A1	126697AA9	501,417,000.00	1,000.000000000	5.504621810	7.274166667	994.495378190	5.664747
1A2	126697AB7	55,713,000.00	1,000.000000000	5.504621810	7.393611111	994.495378190	5.664747
2A1	126697AC5	247,938,000.00	1,000.000000000	13.645832167	6.808333333	986.354167833	5.700000
2A2	126697AD3	84,376,000.00	1,000.000000000	0.000000000	6.987500000	1,000.000000000	5.757636
2A3	126697AE1	171,497,000.00	1,000.000000000	0.000000000	7.345833333	1,000.000000000	5.757636
2A4	126697AF8	73,467,000.00	1,000.000000000	0.000000000	8.002777778	1,000.000000000	5.757636
AR	126697AX9	100.00	1,000.000000000	1,000.000000000	0.000000000	0.000000000	0.000000
P	126697AW1	100.00	1,000.000000000	0.000000000	208,482.000000000	1,000.000000000	0.000000
C	126697AV3	1,459,985,056.00	1,000.000000000	0.000000000	0.000000000	995.581990984	0.000000

1M1	126697AG6	17,953,000.00	1,000.000000000	0.000000000	7.548888889	1,000.000000000	5.711703
2M1	126697AH4	18,547,000.00	1,000.000000000	0.000000000	7.548888889	1,000.000000000	5.711703
1M2	126697AJ0	11,849,000.00	1,000.000000000	0.000000000	7.763888889	1,000.000000000	5.711703
2M2	126697AK7	12,241,000.00	1,000.000000000	0.000000000	7.763888889	1,000.000000000	5.711703
1M3	126697AL5	31,956,000.00	1,000.000000000	0.000000000	8.014722222	1,000.000000000	5.711703
2M3	126697AM3	33,013,000.00	1,000.000000000	0.000000000	8.014722222	1,000.000000000	5.711703
M4	126697AN1	18,250,000.00	1,000.000000000	0.000000000	8.325277778	1,000.000000000	5.711703
M5	126697AP6	21,170,000.00	1,000.000000000	0.000000000	8.719444444	1,000.000000000	5.711703
M6	126697AQ4	25,549,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
M7	126697AR2	10,950,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
M8	126697AS0	13,140,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
M9	126697AT8	7,300,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
Totals		2,816,311,256.00	1,000.000000000	2.290304478	3.574176962	995.419385058

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Pool Level Data
Distribution Date		09/13/07
Cut-off Date		08/01/07
Record Date		08/31/07
Determination Date		09/01/07
LIBOR Determination Date		08/09/07
Accrual Period 30/360	Begin	08/01/07
	End	09/01/07
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Total

Original Aggregate Loan Count	3,974	3,373	7,347
Original Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Original Weighted Average Mortgage Rate	8.62847%	8.76159%
Original Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Original Weighted Average Remaining Term	0	0

Current Mortgage Loan Details

	Group I	Group II	Total
Beginning Aggregate Loan Count	3,974	3,373	7,347
Loans Paid Off or otherwise removed pursuant to the PSA	18	11	29
Ending Aggregate Loan Count	3,956	3,362	7,318

Beginning Pool Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Scheduled Principal	319,103.50	292,938.00	612,041.50
Unscheduled Principal	2,747,742.19	3,090,443.83	5,838,186.02
Realized Principal Losses	0.00	0.00	0.00
Ending Pool Stated Principal Balance	715,057,940.93	738,476,887.93	1,453,534,828.86

Beginning Weighted Average Mortgage Rate	8.62847%	8.76159%
Beginning Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Ending Weighted Average Mortgage Rate	8.62773%	8.75584%
Ending Weighted Average Net Mortgage Rate	8.11873%	8.24684%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Beginning Weighted Average Remaining Term to Maturity	0	0
Ending Weighted Average Remaining Term to Maturity	384	387

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan Substitution

	Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	0.00	0.00	0.00
Aggregate Stated of Principal Balance Added	0.00	0.00	0.00
Aggregate Principal Substitution Shortfall Amount	0.00	0.00	0.00

Fees of the Trust

	Group I	Group II	Total
Gross Master Servicing Fee	299,218.66	309,108.45	608,327.11
Net Master Servicing Fee	298,124.42	307,408.67	605,533.09
Trustee Fee	5,385.94	5,563.95	10,949.89
Total Net Loan Fees	303,510.36	312,972.62	616,482.98

Servicer Advances

	Group I	Group II	Total
Principal Advances	42.07	305.13	347.20
Interest Advances	697.07	3,528.37	4,225.44
Reimbursement for Principal & Interest Advances	0.00	0.00	0.00
Reimbursement for Nonrecoverable Advances	0.00	0.00	0.00
Total Advances	739.14	3,833.50	4,572.64

Mortgage Prepayment Details

	Group I	Group II	Total
Principal Balance of Loans Paid in Full	2,627,245.77	3,031,804.75	5,659,050.52
Prepayment Interest Excess	0.00	0.00	0.00
Prepayment Interest Shortfall	1,094.24	1,699.78	2,794.02
Compensating Interest	1,094.24	1,699.78	2,794.02
Non-Supported Prepayment Interest Shortfall	-0.00	-0.00	-0.00
Prepayment Charges	8,944.48	11,903.72	20,848.20
CPR %	4.49808%	4.88789%
SMM %	0.38280%	0.41674%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Delinquency Information

Delinquency Info		Group 1		Group 2		Total
30-59 Days	Balance	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
	Loan Count	1	0.02528%	2	0.05949%	3	0.04099%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
	Loan Count	1	0.02528%	2	0.05949%	3	0.04099%

Foreclosure Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

REO Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1		Group 2		Total
All	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, Delinquency		Group 1		Group 2		Total
All	Balance	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
	Loan Count	0	0.02528%	2	0.05949%	3	0.04099%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Realized Loss Detail

Realized Losses

	Group I	Group II	Total
Current Period Realized Losses	0.00	0.00	0.00
Cumulative Realized Losses	0.00	0.00	0.00
Total Liquidated Loan Balance	0.00	0.00	0.00
Total Liquidated Proceeds	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
MDR ( Monthly Default Rate )	0.00000%	0.00000%
CDR ( Conditional Default Rate )	0.00000%	0.00000%

	Liquidation	Liquidation	Realized
Loan ID	Balance	Proceeds	Loss

Group I
N/A
Group II
N/A

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Servicer Remittance Summary

Interest Remittance Amount

	Group I	Group II	Total
Scheduled Interest Collected	5,162,504.58	5,414,876.07	10,577,380.65
Plus: Compensating Interest	1,094.24	1,699.78	2,794.02
Less: Servicing Fees	299,218.66	309,108.45	608,327.11
Less: Mortgage Insurance Premium (PMI)	0.00	0.00	0.00
Total Interest Remittance Amount	4,864,380.15	5,107,467.41	9,971,847.56

Principal Remittance Amount

	Group I	Group II	Total
Scheduled Principal	319,103.50	292,938.00	612,041.50
Curtailment Principal	120,496.42	58,639.08	179,135.50
Paid in Full Principal	2,627,245.77	3,031,804.75	5,659,050.52
Repurchased Principal	0.00	0.00	0.00
Liquidation Principal	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
Less: Non-Recoverable Principal Advances relating to Principal	0.00	0.00	0.00
Total Principal Remittance Amount	3,066,845.69	3,383,381.83	6,450,227.52

Other Remittance Amounts

	Group I	Group II	Total
Prepayment Charge	8,944.48	11,903.72	20,848.20
Other Amounts Required	0.00	0.00	0.00
Total Other Remittance	8,944.48	11,903.72	20,848.20

Total Servicer Remittance	7,940,170.32	8,502,752.96	16,442,923.28

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distributable Amounts

Principal Distribution Amount

	Group I	Group II	Total
Principal Remittance Amount	3,066,845.69	3,383,381.83	6,450,227.52
Plus: Supplemental Loan Deposit	0.00	0.00	0.00
Plus: Extra Principal Distribution Amount	0.00	0.00	0.00
Less: OC Reduction	55.74	61.49	117.24
Principal Distribution Amount	3,066,789.95	3,383,320.34	6,450,110.28

Interest Funds

	Group I	Group II	Total
Interest Remittance	4,864,380.15	5,107,467.41	9,971,847.56
Less: Trustee Fee	5,385.94	5,563.95	10,949.89
Interest Funds	4,858,994.22	5,101,903.46	9,960,897.67

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate	5.35000%
Group 1 Net Rate Cap	5.66475%
Group 2 Net Rate Cap	5.75764%
Subordinate Net Rate Cap	5.71170%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount

1A1	0.00	0.00	254,690.35	254,690.35	0.00
1A2	0.00	0.00	34,953.54	34,953.54	0.00
2A1	0.00	0.00	0.00	0.00	0.00
2A2	0.00	0.00	9,308.72	9,308.72	0.00
2A3	0.00	0.00	80,373.37	80,373.37	0.00
2A4	0.00	0.00	82,694.60	82,694.60	0.00
1M1	0.00	0.00	13,044.24	13,044.24	0.00
2M1	0.00	0.00	13,475.82	13,475.82	0.00
1M2	0.00	0.00	11,156.75	11,156.75	0.00
2M2	0.00	0.00	11,525.84	11,525.84	0.00
1M3	0.00	0.00	38,104.66	38,104.66	0.00
2M3	0.00	0.00	39,365.04	39,365.04	0.00
M4	0.00	0.00	27,429.13	27,429.13	0.00
M5	0.00	0.00	40,162.30	40,162.30	0.00
M6	0.00	0.00	68,305.80	68,305.80	0.00
M7	0.00	0.00	29,275.06	29,275.06	0.00
M8	0.00	0.00	35,130.07	35,130.07	0.00
M9	0.00	0.00	19,516.71	19,516.71	0.00
Total	--	--	808,512.00	808,512.00	--

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	16,442,923.28
Investment Income	0.00
Certificate Net Swap Proceeds Allocable to the Trust	84,131.71
Carryover Reserve Fund withdrawal	0.00
Principal Reserve Fund withdrawal	100.00
Other Amounts	0.00
Total Available	16,527,154.99

Distribution Payments

Trustee Fee	10,949.89
Certificate Net Swap Payment	0.00
Class Payments	16,516,205.10
Total Payments	16,527,154.99

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trust Accounts

Distribution Account

Beginning Balance	0.00
Deposit	16,527,154.99
Withdrawal	16,527,154.99
Ending Balance	0.00

Carryover Reserve Account

Beginning Balance	0.00
Deposits	724,380.30
Withdrawals	724,380.30
Ending Balance	0.00

Certificate Swap Account

Beginning Balance	0.00
Deposits	84,131.71
Withdrawals	84,131.71
Ending Balance	0.00

Class P Principal Reserve Account

Beginning Balance	100.00
Deposit	0.00
Withdrawal	100.00
Ending Balance	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Final Maturity Reserve Fund

Beginning Balance	0.00
Deposit	0.00
Withdrawals	0.00
Ending Balance	0.00

Credit Comeback Excess Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

Certificate Swap Contract Details

Floating Rate Receipt	8,667,299.90
Fixed Rate Payment	6,216,494.17

Net Swap Payment Paid	0.00
Net Swap Payment Received	790,992.37
Net Swap Payment Received allocated to Trust	84,131.71

Swap Termination Fee	0.00
Seniors Libor Classes Current Interest and Interest Carry Forward Amounts	0.00
Subordinate Current Interest and Interest Carry Forward Amounts	0.00
Extra Principal Distribution to meet OD Deficiency	0.00
Net Carryover Amounts Paid	0.00
Senior Classes Unpaid Loss Amounts	0.00
Subordinate Classes Unpaid Loss Amounts	0.00
Total	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Credit Enhancements

Overcollateralization Details

OC Prior	103,658,939.14
OC Floor	7,299,925.29
OC Target	103,658,939.14
OC Deficiency	0.00
OC Reduction	117.24
OC Ending	103,658,939.14

Application of Excess Cashflow

Excess Cashflow available after application of interest payments		724,263.06
Plus: OC Reduction Amount		117.24
Plus: Carryover Reserve Fund earnings		0.00
Less: Extra Principal Distribution Amount		0.00
Less: Unpaid Realized Loss Amount		0.00
Less: Interest Carryover Amount		0.00
Less: Carryover Shortfalls Paid		724,380.30
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit		0.00
Remaining Excess Cashflow available to Residual Class		-0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trigger Event Details

Delinquency Trigger Test

	Group I	Group II	Total
Current Month	0.00	0.00	0.00
1 Month Prior	0.00	0.00	0.00
2 Months Prior	0.00	0.00	0.00

Three-month Rolling Delinquency Rate	0.00000%
Senior Enhancement Percentage	22.30003%
Specified Delinquency Rate Trigger	6.69001%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Cumulative Loss Trigger Test

Cumulative Loss Percentage	0.00000%
Specified Cumulative Loss Percentage	100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Stepdown Date Details

Balance of Senior Notes ( after application of Principal Remittance Amount )		1,127,957,772.48
Threshold Balance of Senior Notes to trigger Stepdown Date		805,258,295.19
Has the 3rd Anniversary Distribution Date occured?	NO
Has the Balance of Senior Notes been reduced to zero?	NO

Has Stepdown Date been reached?	NO

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Subordination

Credit Support	Original	Current

Class A	2,594,393,256.00	2,581,492,818.58
Class A Percentage	92.120260%	92.084000%

Class 1M1	17,953,000.00	17,953,000.00
Class 1M1 Percentage	0.637465%	0.640398%

Class 2M1	18,547,000.00	18,547,000.00
Class 2M1 Percentage	0.658556%	0.661587%

Class 1M2	11,849,000.00	11,849,000.00
Class 1M2 Percentage	0.420728%	0.422664%

Class 2M2	12,241,000.00	12,241,000.00
Class 2M2 Percentage	0.434647%	0.436647%

Class 1M3	31,956,000.00	31,956,000.00
Class 1M3 Percentage	1.134676%	1.139897%

Class 2M3	33,013,000.00	33,013,000.00
Class 2M3 Percentage	1.172207%	1.177601%

Class M4	18,250,000.00	18,250,000.00
Class M4 Percentage	0.648011%	0.650993%

Class M5	21,170,000.00	21,170,000.00
Class M5 Percentage	0.751692%	0.755152%

Class M6	25,549,000.00	25,549,000.00
Class M6 Percentage	0.907180%	0.911354%

Class M7	10,950,000.00	10,950,000.00
Class M7 Percentage	0.388806%	0.390596%

Class M8	13,140,000.00	13,140,000.00
Class M8 Percentage	0.466568%	0.468715%

Class M9	7,300,000.00	7,300,000.00
Class M9 Percentage	0.259204%	0.260397%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Prepayment Loan Details

	Group I	Group II	Total
Prepayment Penalties	8,944.48	11,903.72	20,848.20

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type

Group I

161305744	155,720.76	08/24/07	0.00	NJ	11.700	123	Paid in Full
164628811	125,570.65	09/07/07	0.00	NC	7.990	6	Paid in Full
164628979	214,635.32	09/07/07	0.00	WV	7.300	7	Paid in Full
164628995	139,569.89	09/12/07	0.00	NM	8.500	6	Paid in Full
164629315	100,487.13	09/15/07	0.00	WV	8.450	6	Paid in Full

165210240	84,816.18	08/24/07	0.00	IL	10.190	6	Paid in Full
168204718	373,359.97	09/06/07	0.00	IL	7.490	4	Paid in Full
168208159	111,902.82	09/12/07	2,237.40	VA	7.990	125	Paid in Full
168796012	309,853.94	09/13/07	0.00	IL	10.050	124	Paid in Full
169945213	112,000.00	08/29/07	0.00	TX	10.125	1	Paid in Full

170407717	124,486.00	08/28/07	0.00	WY	8.500	1	Paid in Full
170837258	50,400.00	09/07/07	2,318.40	FL	11.500	1	Paid in Full
171182475	79,121.12	09/13/07	0.00	TX	10.100	3	Paid in Full
171184676	186,995.51	08/21/07	1,871.00	OH	8.100	123	Paid in Full
171184972	50,353.77	09/05/07	2,517.68	OK	9.850	3	Paid in Full

176181215	157,500.00	09/15/07	0.00	SC	8.500	1	Paid in Full
176666797	159,700.00	09/05/07	0.00	OR	9.750	1	Paid in Full
177287060	92,000.00	09/15/07	0.00	GA	8.875	1	Paid in Full

Group II

161668225	109,572.35	08/28/07	0.00	CA	11.550	3	Paid in Full
162650031	344,000.00	09/05/07	0.00	CA	8.800	2	Paid in Full
171183555	141,174.46	09/04/07	7,058.72	TN	10.000	3	Paid in Full
171240168	139,952.73	08/24/07	0.00	VA	11.250	2	Paid in Full
171287595	580,000.00	09/04/07	0.00	CT	9.625	2	Paid in Full

171355662	170,000.00	09/15/07	0.00	CO	9.750	1	Paid in Full
171371403	235,968.46	09/15/07	0.00	CA	10.550	2	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
171385853	616,267.90	08/24/07	0.00	SC	10.750	2	Paid in Full
171527816	403,984.00	09/15/07	0.00	IL	11.500	2	Paid in Full
176115454	150,000.00	09/10/07	4,845.00	FL	8.075	1	Paid in Full

176233259	141,484.66	09/05/07	0.00	ND	9.800	2	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Stratification Tables

Group I
			Number	Percent	Principal	Percent
Update Face			of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	3	0.076	62,788.20	0.009
25,000.00	-	50,000.00	59	1.491	2,747,416.55	0.384
50,000.00	-	75,000.00	267	6.749	17,211,402.78	2.407
75,000.00	-	100,000.00	442	11.173	39,118,310.24	5.471
100,000.00	-	125,000.00	492	12.437	55,447,325.89	7.754
125,000.00	-	150,000.00	487	12.310	67,399,887.77	9.426
150,000.00	-	175,000.00	393	9.934	63,962,986.65	8.945
175,000.00	-	200,000.00	420	10.617	79,039,485.65	11.054
200,000.00	-	225,000.00	304	7.685	64,797,598.40	9.062
225,000.00	-	250,000.00	251	6.345	59,487,914.55	8.319
250,000.00	-	275,000.00	204	5.157	53,574,295.14	7.492
275,000.00	-	300,000.00	172	4.348	49,626,536.01	6.940
300,000.00	-	325,000.00	141	3.564	44,063,704.04	6.162
325,000.00	-	350,000.00	118	2.983	39,938,982.76	5.585
350,000.00	-	375,000.00	91	2.300	32,864,473.89	4.596
375,000.00	-	400,000.00	62	1.567	23,996,092.16	3.356
400,000.00	-	425,000.00	37	0.935	15,136,402.58	2.117
425,000.00	-	450,000.00	4	0.101	1,756,935.68	0.246
450,000.00	-	475,000.00	3	0.076	1,392,782.25	0.195
475,000.00	-	500,000.00	0	0.000	0.00	0.000
500,000.00	-	525,000.00	2	0.051	1,026,771.93	0.144
525,000.00	-	550,000.00	0	0.000	0.00	0.000
550,000.00	-	575,000.00	0	0.000	0.00	0.000
575,000.00	-	600,000.00	2	0.051	1,159,789.45	0.162
600,000.00	-	625,000.00	1	0.025	620,000.00	0.087
625,000.00	-	650,000.00	1	0.025	626,058.36	0.088
650,000.00	-	675,000.00	0	0.000	0.00	0.000
675,000.00	-	700,000.00	0	0.000	0.00	0.000
700,000.00	-	725,000.00	0	0.000	0.00	0.000
725,000.00	-	750,000.00	0	0.000	0.00	0.000
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	0	0.000	0.00	0.000
>		800,000.00	0	0.000	0.00	0.000
	Wgt Ave / Total:		3956	100.000	715,057,940.93	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group II
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	6	0.178	122,067.05	0.017
25,000.00	-	50,000.00	45	1.338	2,049,333.98	0.278
50,000.00	-	75,000.00	227	6.752	14,325,153.40	1.940
75,000.00	-	100,000.00	364	10.827	32,165,977.35	4.356
100,000.00	-	125,000.00	414	12.314	46,397,580.02	6.283
125,000.00	-	150,000.00	361	10.738	49,594,528.48	6.716
150,000.00	-	175,000.00	316	9.399	51,281,540.32	6.944
175,000.00	-	200,000.00	259	7.704	48,675,242.56	6.591
200,000.00	-	225,000.00	215	6.395	45,721,276.31	6.191
225,000.00	-	250,000.00	149	4.432	35,389,206.08	4.792
250,000.00	-	275,000.00	114	3.391	29,952,455.90	4.056
275,000.00	-	300,000.00	133	3.956	38,309,411.49	5.188
300,000.00	-	325,000.00	105	3.123	32,906,551.91	4.456
325,000.00	-	350,000.00	73	2.171	24,588,552.84	3.330
350,000.00	-	375,000.00	44	1.309	16,027,803.37	2.170
375,000.00	-	400,000.00	40	1.190	15,537,445.03	2.104
400,000.00	-	425,000.00	57	1.695	23,580,037.63	3.193
425,000.00	-	450,000.00	71	2.112	31,133,736.43	4.216
450,000.00	-	475,000.00	73	2.171	33,677,494.69	4.560
475,000.00	-	500,000.00	85	2.528	41,596,127.17	5.633
500,000.00	-	525,000.00	39	1.160	20,085,616.49	2.720
525,000.00	-	550,000.00	37	1.101	19,895,706.43	2.694
550,000.00	-	575,000.00	30	0.892	16,858,957.08	2.283
575,000.00	-	600,000.00	31	0.922	18,315,737.24	2.480
600,000.00	-	625,000.00	17	0.506	10,355,073.13	1.402
625,000.00	-	650,000.00	18	0.535	11,509,747.80	1.559
650,000.00	-	675,000.00	7	0.208	4,668,823.05	0.632
675,000.00	-	700,000.00	13	0.387	8,973,445.35	1.215
700,000.00	-	725,000.00	5	0.149	3,558,223.88	0.482
725,000.00	-	750,000.00	9	0.268	6,688,063.19	0.906
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	1	0.030	798,810.14	0.108
>		800,000.00	4	0.119	3,737,162.14	0.506
	Wgt Ave / Total:		3362	100.000	738,476,887.93	100.000

Group I

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	4	0.101	647,154.26	0.091
5.5	-	6.0	18	0.455	5,045,923.21	0.706
6.0	-	6.5	73	1.845	19,413,581.11	2.715
6.5	-	7.0	215	5.435	50,280,678.19	7.032
7.0	-	7.5	289	7.305	63,747,886.14	8.915
7.5	-	8.0	636	16.077	131,490,064.87	18.389
8.0	-	8.5	556	14.055	101,339,473.99	14.172
8.5	-	9.0	645	16.304	110,653,607.28	15.475
9.0	-	9.5	396	10.010	67,445,545.66	9.432
9.5	-	10.0	399	10.086	63,270,721.79	8.848
10.0	-	10.5	253	6.395	40,816,032.25	5.708
10.5	-	11.0	195	4.929	28,282,064.90	3.955
11.0	-	11.5	122	3.084	16,535,457.19	2.312
11.5	-	12.0	111	2.806	12,324,103.92	1.724
12.0	-	12.5	22	0.556	2,206,698.58	0.309
>		12.5	22	0.556	1,558,947.59	0.218
	Wgt Ave / Total:		3956	100.000	715,057,940.93	100.000

Group II
			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	0	0.000	0.00	0.000
5.5	-	6.0	18	0.535	6,419,597.96	0.869
6.0	-	6.5	102	3.034	31,595,550.57	4.278
6.5	-	7.0	198	5.889	61,285,523.09	8.299
7.0	-	7.5	216	6.425	58,479,052.36	7.919
7.5	-	8.0	431	12.820	105,168,130.64	14.241
8.0	-	8.5	424	12.612	99,582,557.10	13.485
8.5	-	9.0	435	12.939	93,861,903.72	12.710
9.0	-	9.5	367	10.916	72,219,572.18	9.780
9.5	-	10.0	337	10.024	64,584,380.70	8.746
10.0	-	10.5	239	7.109	47,424,748.15	6.422
10.5	-	11.0	211	6.276	39,797,422.43	5.389
11.0	-	11.5	131	3.896	23,963,109.26	3.245
11.5	-	12.0	109	3.242	18,038,913.12	2.443
12.0	-	12.5	75	2.231	10,546,423.97	1.428
>		12.5	69	2.052	5,510,002.68	0.746
	Wgt Ave / Total:		3362	100.000	738,476,887.93	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group I
Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	443	11.198	116,715,551.56	16.323
FL	448	11.325	80,467,635.28	11.253
AZ	154	3.893	29,299,258.58	4.097
VA	138	3.488	24,532,429.87	3.431
WA	101	2.553	23,834,881.32	3.333
CO	37	0.935	7,670,058.32	1.073
Others	2635	66.608	432,538,126.00	60.490
Wgt Ave / Total:	3956	100.000	715,057,940.93	100.000

Group II
Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	573	17.043	203,120,787.21	27.505
FL	480	14.277	95,215,510.41	12.893
AZ	110	3.272	22,028,601.15	2.983
VA	113	3.361	24,702,803.62	3.345
WA	94	2.796	23,995,380.77	3.249
CO	51	1.517	12,127,246.35	1.642
Others	1941	57.733	357,286,558.42	48.382
Wgt Ave / Total:	3362	100.000	738,476,887.93	100.000

Group I
			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	8	0.202	1,310,486.64	0.183
120	-	180	65	1.643	6,538,190.85	0.914
180	-	300	36	0.910	4,179,615.48	0.585
300	-	360	3004	75.935	528,070,553.02	73.850
>		360	843	21.309	174,959,094.94	24.468
	Wgt Ave / Total:		3956	100.000	715,057,940.93	100.000

Group II

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	2	0.059	63,857.04	0.009
120	-	180	49	1.457	5,012,588.09	0.679
180	-	300	25	0.744	3,403,157.07	0.461
300	-	360	2571	76.472	537,422,029.58	72.774
>		360	715	21.267	192,575,256.15	26.077
	Wgt Ave / Total:		3362	100.000	738,476,887.93	100.000

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Certificateholder Monthly Distribution Summary

			Certificate		Pass				Current		Cumulative
		Class	Rate	Beginning	Through	Principal	Interest	Total	Realized	Ending	Realized
Class	Cusip	Description	Type	Balance	Rate (%)	Distribution	Distribution	Distribution	Losses	Balance	Losses

1A1	126697AA9	Senior	Fix-Act/360	498,656,889.05	5.871250	4,498,761.95	2,439,782.72	6,938,544.67	0.00	494,158,127.09	0.00
1A2	126697AB7	Senior	Fix-Act/360	55,406,321.01	5.971250	499,862.44	275,704.16	775,566.60	0.00	54,906,458.57	0.00
2A1	126697AC5	Senior	Fix-Act/360	244,554,679.66	5.481250	3,845,462.54	1,117,054.45	4,962,516.99	0.00	240,709,217.12	0.00
2A2	126697AD3	Senior	Fix-Act/360	84,376,000.00	5.631250	0.00	395,951.96	395,951.96	0.00	84,376,000.00	0.00
2A3	126697AE1	Senior	Fix-Act/360	171,497,000.00	5.931250	0.00	847,659.65	847,659.65	0.00	171,497,000.00	0.00
2A4	126697AF8	Senior	Fix-Act/360	73,467,000.00	6.481250	0.00	396,798.33	396,798.33	0.00	73,467,000.00	0.00
AR	126697AX9	Residual	Fix-Act/360	0.00	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	126697AW1	Prepay Penalties	Fix-30/360	100.00	0.000000	0.00	61,266.86	61,266.86	0.00	100.00	0.00
C	126697AV3	Senior	Fix-30/360	1,453,534,828.86	0.000000	0.00	3,149,986.07	3,149,986.07	0.00	1,444,690,741.93	0.00

1M1	126697AG6	Junior	Fix-Act/360	17,953,000.00	6.101250	0.00	91,279.78	91,279.78	0.00	17,953,000.00	0.00
2M1	126697AH4	Junior	Fix-Act/360	18,547,000.00	6.101250	0.00	94,299.90	94,299.90	0.00	18,547,000.00	0.00
1M2	126697AJ0	Junior	Fix-Act/360	11,849,000.00	6.281250	0.00	62,022.11	62,022.11	0.00	11,849,000.00	0.00
2M2	126697AK7	Junior	Fix-Act/360	12,241,000.00	6.281250	0.00	64,073.98	64,073.98	0.00	12,241,000.00	0.00
1M3	126697AL5	Junior	Fix-Act/360	31,956,000.00	6.491250	0.00	172,861.99	172,861.99	0.00	31,956,000.00	0.00
2M3	126697AM3	Junior	Fix-Act/360	33,013,000.00	6.491250	0.00	178,579.70	178,579.70	0.00	33,013,000.00	0.00
M4	126697AN1	Junior	Fix-Act/360	18,250,000.00	6.751250	0.00	102,675.26	102,675.26	0.00	18,250,000.00	0.00
M5	126697AP6	Junior	Fix-Act/360	21,170,000.00	7.081250	0.00	124,925.05	124,925.05	0.00	21,170,000.00	0.00
M6	126697AQ4	Junior	Fix-Act/360	25,549,000.00	7.731250	0.00	164,604.76	164,604.76	0.00	25,549,000.00	0.00
M7	126697AR2	Junior	Fix-Act/360	10,950,000.00	7.731250	0.00	70,547.66	70,547.66	0.00	10,950,000.00	0.00
M8	126697AS0	Junior	Fix-Act/360	13,140,000.00	7.731250	0.00	84,657.19	84,657.19	0.00	13,140,000.00	0.00
M9	126697AT8	Junior	Fix-Act/360	7,300,000.00	7.731250	0.00	47,031.77	47,031.77	0.00	7,300,000.00	0.00

Totals				2,803,410,818.58		8,844,086.93	9,941,763.35	18,785,850.28	0.00	2,785,722,644.71	0.00

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Principal Distribution Detail
		Original	Beginning	Net	Current	Ending	Ending
		Certificate	Certificate	Principal	Realized	Certificate	Certificate
Class	Cusip	Balance	Balance	Distribution	Losses	Balance	Factor

1A1	126697AA9	501,417,000.00	498,656,889.05	4,498,761.95	0.00	494,158,127.09	0.985523281
1A2	126697AB7	55,713,000.00	55,406,321.01	499,862.44	0.00	54,906,458.57	0.985523281
2A1	126697AC5	247,938,000.00	244,554,679.66	3,845,462.54	0.00	240,709,217.12	0.970844393
2A2	126697AD3	84,376,000.00	84,376,000.00	0.00	0.00	84,376,000.00	1.000000000
2A3	126697AE1	171,497,000.00	171,497,000.00	0.00	0.00	171,497,000.00	1.000000000
2A4	126697AF8	73,467,000.00	73,467,000.00	0.00	0.00	73,467,000.00	1.000000000
AR	126697AX9	100.00	0.00	0.00	0.00	0.00	0.000000000
P	126697AW1	100.00	100.00	0.00	0.00	100.00	1.000000000
C	126697AV3	1,459,985,056.00	1,453,534,828.86	0.00	0.00	1,444,690,741.93	0.989524335

1M1	126697AG6	17,953,000.00	17,953,000.00	0.00	0.00	17,953,000.00	1.000000000
2M1	126697AH4	18,547,000.00	18,547,000.00	0.00	0.00	18,547,000.00	1.000000000
1M2	126697AJ0	11,849,000.00	11,849,000.00	0.00	0.00	11,849,000.00	1.000000000
2M2	126697AK7	12,241,000.00	12,241,000.00	0.00	0.00	12,241,000.00	1.000000000
1M3	126697AL5	31,956,000.00	31,956,000.00	0.00	0.00	31,956,000.00	1.000000000
2M3	126697AM3	33,013,000.00	33,013,000.00	0.00	0.00	33,013,000.00	1.000000000
M4	126697AN1	18,250,000.00	18,250,000.00	0.00	0.00	18,250,000.00	1.000000000
M5	126697AP6	21,170,000.00	21,170,000.00	0.00	0.00	21,170,000.00	1.000000000
M6	126697AQ4	25,549,000.00	25,549,000.00	0.00	0.00	25,549,000.00	1.000000000
M7	126697AR2	10,950,000.00	10,950,000.00	0.00	0.00	10,950,000.00	1.000000000
M8	126697AS0	13,140,000.00	13,140,000.00	0.00	0.00	13,140,000.00	1.000000000
M9	126697AT8	7,300,000.00	7,300,000.00	0.00	0.00	7,300,000.00	1.000000000

Totals		2,816,311,256.00	2,803,410,818.58	8,844,086.93	0.00	2,785,722,644.71

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Interest Distribution Detail
	Beginning	Pass			Total	Net Rate	Net		Net Rate
	Certificate	Through	Effective	Current	Interest	Carryover	Interest	Interest	Carryover
Class	Balance	Rate (%)	Coupon (%)	Interest	Due	Paid	Shortfall	Paid	After Dist.
1A1	498,656,889.05	5.871250	5.871250	2,439,782.72	2,439,782.72	0.00	0.00	2,439,782.72	0.00
1A2	55,406,321.01	5.971250	5.971250	275,704.16	275,704.16	0.00	0.00	275,704.16	0.00
2A1	244,554,679.66	5.481250	5.481250	1,117,054.45	1,117,054.45	0.00	0.00	1,117,054.45	0.00
2A2	84,376,000.00	5.631250	5.631250	395,951.96	395,951.96	0.00	0.00	395,951.96	0.00
2A3	171,497,000.00	5.931250	5.931250	847,659.65	847,659.65	0.00	0.00	847,659.65	0.00
2A4	73,467,000.00	6.481250	6.481250	396,798.33	396,798.33	0.00	0.00	396,798.33	0.00
AR	0.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	100.00	0.000000	735202.320000	0.00	0.00	0.00	0.00	61,266.86	0.00
C	1,453,534,828.86	0.000000	2.600545	0.00	0.00	0.00	0.00	3,149,986.07	0.00

1M1	17,953,000.00	6.101250	6.101250	91,279.78	91,279.78	0.00	0.00	91,279.78	0.00
2M1	18,547,000.00	6.101250	6.101250	94,299.90	94,299.90	0.00	0.00	94,299.90	0.00
1M2	11,849,000.00	6.281250	6.281250	62,022.11	62,022.11	0.00	0.00	62,022.11	0.00
2M2	12,241,000.00	6.281250	6.281250	64,073.98	64,073.98	0.00	0.00	64,073.98	0.00
1M3	31,956,000.00	6.491250	6.491250	172,861.99	172,861.99	0.00	0.00	172,861.99	0.00
2M3	33,013,000.00	6.491250	6.491250	178,579.70	178,579.70	0.00	0.00	178,579.70	0.00
M4	18,250,000.00	6.751250	6.751250	102,675.26	102,675.26	0.00	0.00	102,675.26	0.00
M5	21,170,000.00	7.081250	7.081250	124,925.05	124,925.05	0.00	0.00	124,925.05	0.00
M6	25,549,000.00	7.731250	7.731250	164,604.76	164,604.76	0.00	0.00	164,604.76	0.00
M7	10,950,000.00	7.731250	7.731250	70,547.66	70,547.66	0.00	0.00	70,547.66	0.00
M8	13,140,000.00	7.731250	7.731250	84,657.19	84,657.19	0.00	0.00	84,657.19	0.00
M9	7,300,000.00	7.731250	7.731250	47,031.77	47,031.77	0.00	0.00	47,031.77	0.00

Totals	2,803,410,818.58			6,730,510.42	6,730,510.42	0.00	0.00	9,941,763.35	0.00

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Current Payment Information Factors per $1,000

		Original	Beginning			Ending	Pass
		Certificate	Certificate	Principal	Interest	Certificate	Through
Class	Cusip	Balance	Balance	Distribution	Distribution	Balance	Rate (%)
1A1	126697AA9	501,417,000.00	994.495378190	8.972096979	4.865775824	985.523281211	5.871250
1A2	126697AB7	55,713,000.00	994.495378190	8.972096979	4.948650439	985.523281211	5.971250
2A1	126697AC5	247,938,000.00	986.354167833	15.509774782	4.505378152	970.844393050	5.481250
2A2	126697AD3	84,376,000.00	1,000.000000000	0.000000000	4.692708333	1,000.000000000	5.631250
2A3	126697AE1	171,497,000.00	1,000.000000000	0.000000000	4.942708333	1,000.000000000	5.931250
2A4	126697AF8	73,467,000.00	1,000.000000000	0.000000000	5.401041667	1,000.000000000	6.481250
AR	126697AX9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
P	126697AW1	100.00	1,000.000000000	0.000000000	612,668.600000000	1,000.000000000	0.000000
C	126697AV3	1,459,985,056.00	995.581990984	0.000000000	2.157546792	989.524335193	0.000000

1M1	126697AG6	17,953,000.00	1,000.000000000	0.000000000	5.084375000	1,000.000000000	6.101250
2M1	126697AH4	18,547,000.00	1,000.000000000	0.000000000	5.084375000	1,000.000000000	6.101250
1M2	126697AJ0	11,849,000.00	1,000.000000000	0.000000000	5.234375000	1,000.000000000	6.281250
2M2	126697AK7	12,241,000.00	1,000.000000000	0.000000000	5.234375000	1,000.000000000	6.281250
1M3	126697AL5	31,956,000.00	1,000.000000000	0.000000000	5.409375000	1,000.000000000	6.491250
2M3	126697AM3	33,013,000.00	1,000.000000000	0.000000000	5.409375000	1,000.000000000	6.491250
M4	126697AN1	18,250,000.00	1,000.000000000	0.000000000	5.626041667	1,000.000000000	6.751250
M5	126697AP6	21,170,000.00	1,000.000000000	0.000000000	5.901041667	1,000.000000000	7.081250
M6	126697AQ4	25,549,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250
M7	126697AR2	10,950,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250
M8	126697AS0	13,140,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250
M9	126697AT8	7,300,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250

Totals		2,816,311,256.00	995.419385058	3.140308768	3.530065553	989.138767519

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Pool Level Data
Distribution Date		10/13/07
Cut-off Date		08/01/07
Record Date		09/28/07
Determination Date		10/01/07
LIBOR Determination Date		09/11/07
Accrual Period 30/360	Begin	09/01/07
	End	10/01/07
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Total
Original Aggregate Loan Count	3,974	3,373	7,347
Original Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Original Weighted Average Mortgage Rate	8.62847%	8.76159%
Original Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Original Weighted Average Remaining Term	0	0

Current Mortgage Loan Details

	Group I	Group II	Total
Beginning Aggregate Loan Count	3,956	3,362	7,318
Loans Paid Off or otherwise removed pursuant to the PSA	24	15	39
Ending Aggregate Loan Count	3,932	3,347	7,279

Beginning Pool Stated Principal Balance	715,057,940.93	738,476,887.93	1,453,534,828.86
Scheduled Principal	1,417,979.41	1,251,029.13	2,669,008.54
Unscheduled Principal	3,580,644.98	2,594,433.41	6,175,078.39
Realized Principal Losses	0.00	0.00	0.00
Ending Pool Stated Principal Balance	710,059,316.54	734,631,425.39	1,444,690,741.93

Beginning Weighted Average Mortgage Rate	8.62765%	8.75584%
Beginning Weighted Average Net Mortgage Rate	8.11865%	8.24684%
Ending Weighted Average Mortgage Rate	8.63129%	8.75619%
Ending Weighted Average Net Mortgage Rate	8.12229%	8.24719%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Beginning Weighted Average Remaining Term to Maturity	384	387
Ending Weighted Average Remaining Term to Maturity	383	386

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan Substitution

	Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	0.00	0.00	0.00
Aggregate Stated of Principal Balance Added	0.00	0.00	0.00
Aggregate Principal Substitution Shortfall Amount	0.00	0.00	0.00

Fees of the Trust

	Group I	Group II	Total
Gross Master Servicing Fee	297,940.81	307,698.70	605,639.51
Net Master Servicing Fee	295,408.42	305,200.41	600,608.83
Trustee Fee	5,362.93	5,538.58	10,901.51
Total Net Loan Fees	300,771.35	310,738.98	611,510.34

Servicer Advances

	Group I	Group II	Total
Principal Advances	1,669.41	4,147.16	5,816.57
Interest Advances	41,147.84	92,605.60	133,753.44
Reimbursement for Principal & Interest Advances	0.00	0.00	0.00
Reimbursement for Nonrecoverable Advances	0.00	0.00	0.00
Total Advances	42,817.25	96,752.76	139,570.01

Mortgage Prepayment Details

	Group I	Group II	Total
Principal Balance of Loans Paid in Full	3,555,765.64	2,558,966.06	6,114,731.70
Prepayment Interest Excess	0.00	0.00	0.00
Prepayment Interest Shortfall	2,532.39	2,498.29	5,030.69
Compensating Interest	2,532.39	2,498.29	5,030.69
Non-Supported Prepayment Interest Shortfall	0.00	0.00	0.00
Prepayment Charges	44,087.60	17,179.26	61,266.86
CPR %	5.85752%	4.14223%
SMM %	0.50174%	0.35192%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Delinquency Information

Delinquency Info		Group 1		Group 2		Total
30-59 Days	Balance	5,491,604.60	0.77340%	11,271,857.92	1.53436%	16,763,462.52	1.16035%
	Loan Count	30	0.76297%	49	1.46400%	79	1.08531%
60-89 Days	Balance	0.00	0.00000%	714,351.19	0.09724%	714,351.19	0.04945%
	Loan Count	0	0.00000%	3	0.08963%	3	0.04121%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	5,491,604.60	0.77340%	11,986,209.11	1.63159%	17,477,813.71	1.20980%
	Loan Count	30	0.76297%	52	1.55363%	82	1.12653%

Foreclosure Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

REO Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure		Group 1		Group 2		Total
Bankruptcy, REO
All	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO		Group 1		Group 2		Total
Bankruptcy, Delinquency
All	Balance	5,491,604.60	0.77340%	11,986,209.11	1.63159%	17,477,813.71	1.20980%
	Loan Count	30	0.76297%	52	1.55363%	82	1.12653%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

	Realized Loss Detail

Realized Losses

	Group I	Group II	Total
Current Period Realized Losses	0.00	0.00	0.00
Cumulative Realized Losses	0.00	0.00	0.00
Total Liquidated Loan Balance	0.00	0.00	0.00
Total Liquidated Proceeds	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
MDR ( Monthly Default Rate )	0.00000%	0.00000%
CDR ( Conditional Default Rate )	0.00000%	0.00000%

	Liquidation	Liquidation	Realized
Loan ID	Balance	Proceeds	Loss

Group I
N/A
Group II
N/A

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Servicer Remittance Summary

Interest Remittance Amount

	Group I	Group II	Total
Scheduled Interest Collected	5,138,523.87	5,385,823.73	10,524,347.60
Plus: Compensating Interest	2,532.39	2,498.29	5,030.69
Less: Servicing Fees	297,940.81	307,698.70	605,639.51
Less: Mortgage Insurance Premium (PMI)	0.00	0.00	0.00
Total Interest Remittance Amount	4,843,115.45	5,080,623.32	9,923,738.77

Principal Remittance Amount

	Group I	Group II	Total
Scheduled Principal	326,695.08	298,627.28	625,322.36
Curtailment Principal	24,879.34	35,467.35	60,346.69
Paid in Full Principal	3,555,765.64	2,558,966.06	6,114,731.70
Repurchased Principal	1,091,284.33	952,401.85	2,043,686.18
Liquidation Principal	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
Less: Non-Recoverable Principal Advances relating to Principal	0.00	0.00	0.00
Total Principal Remittance Amount	4,998,624.39	3,845,462.54	8,844,086.93

Other Remittance Amounts

	Group I	Group II	Total
Prepayment Charge	44,087.60	17,179.26	61,266.86
Other Amounts Required	0.00	0.00	0.00
Total Other Remittance	44,087.60	17,179.26	61,266.86

Total Servicer Remittance	9,885,827.44	8,943,265.12	18,829,092.56

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distributable Amounts

Principal Distribution Amount

	Group I	Group II	Total
Principal Remittance Amount	4,998,624.39	3,845,462.54	8,844,086.93
Plus: Supplemental Loan Deposit	0.00	0.00	0.00
Plus: Extra Principal Distribution Amount	0.00	0.00	0.00
Less: OC Reduction	0.00	0.00	0.00
Principal Distribution Amount	4,998,624.39	3,845,462.54	8,844,086.93

Interest Funds

	Group I	Group II	Total
Interest Remittance	4,843,115.45	5,080,623.32	9,923,738.77
Less: Trustee Fee	5,362.93	5,538.58	10,901.51
Interest Funds	4,837,752.52	5,075,084.75	9,912,837.26

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate			5.13125%
Group 1 Net Rate Cap			8.09216%
Group 2 Net Rate Cap			8.21994%
Subordinate Net Rate Cap			8.15675%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount

1A1	0.00	0.00	0.00	0.00	0.00
1A2	0.00	0.00	0.00	0.00	0.00
2A1	0.00	0.00	0.00	0.00	0.00
2A2	0.00	0.00	0.00	0.00	0.00
2A3	0.00	0.00	0.00	0.00	0.00
2A4	0.00	0.00	0.00	0.00	0.00
1M1	0.00	0.00	0.00	0.00	0.00
2M1	0.00	0.00	0.00	0.00	0.00
1M2	0.00	0.00	0.00	0.00	0.00
2M2	0.00	0.00	0.00	0.00	0.00
1M3	0.00	0.00	0.00	0.00	0.00
2M3	0.00	0.00	0.00	0.00	0.00
M4	0.00	0.00	0.00	0.00	0.00
M5	0.00	0.00	0.00	0.00	0.00
M6	0.00	0.00	0.00	0.00	0.00
M7	0.00	0.00	0.00	0.00	0.00
M8	0.00	0.00	0.00	0.00	0.00
M9	0.00	0.00	0.00	0.00	0.00
Total	--	--	--	--	--

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	18,829,092.56
Investment Income	0.00
Certificate Net Swap Proceeds Allocable to the Trust	0.00
Carryover Reserve Fund withdrawal	0.00
Principal Reserve Fund withdrawal	0.00
Other Amounts	0.00
Total Available	18,829,092.56

Distribution Payments

Trustee Fee	10,901.51
Certificate Net Swap Payment	0.00
Class Payments	18,785,850.28
Total Payments	18,829,092.56

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trust Accounts

Distribution Account

Beginning Balance	0.00
Deposit	18,829,092.56
Withdrawal	18,829,092.56
Ending Balance	0.00

Carryover Reserve Account

Beginning Balance	1,000.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	1,000.00

Certificate Swap Account

Beginning Balance	0.00
Deposits	32,340.78
Withdrawals	32,340.78
Ending Balance	0.00

Class P Principal Reserve Account

Beginning Balance	0.00
Deposit	0.00
Withdrawal	0.00
Ending Balance	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Final Maturity Reserve Fund

Beginning Balance	0.00
Deposit	0.00
Withdrawals	0.00
Ending Balance	0.00

Credit Comeback Excess Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

	Certificate Swap Contract Details

Floating Rate Receipt		5,772,125.55
Fixed Rate Payment		5,804,466.33

Net Swap Payment Paid		32,340.78
Net Swap Payment Received		0.00
Net Swap Payment Received allocated to Trust		0.00

Swap Termination Fee		0.00
Seniors Libor Classes Current Interest and Interest Carry Forward Amounts		0.00
Subordinate Current Interest and Interest Carry Forward Amounts		0.00
Extra Principal Distribution to meet OD Deficiency		0.00
Net Carryover Amounts Paid		0.00
Senior Classes Unpaid Loss Amounts		0.00
Subordinate Classes Unpaid Loss Amounts		0.00
Total		0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Credit Enhancements

Overcollateralization Details

OC Prior	103,658,939.14
OC Floor	7,299,925.29
OC Target	103,658,939.14
OC Deficiency	0.00
OC Reduction	0.00
OC Ending	103,658,939.14

Application of Excess Cashflow

Excess Cashflow available after application of interest payments		3,149,986.07
Plus: OC Reduction Amount		0.00
Plus: Carryover Reserve Fund earnings		0.00
Less: Extra Principal Distribution Amount		0.00
Less: Unpaid Realized Loss Amount		0.00
Less: Interest Carryover Amount		0.00
Less: Carryover Shortfalls Paid		0.00
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit		0.00
Remaining Excess Cashflow available to Residual Class		3,149,986.07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trigger Event Details

Delinquency Trigger Test

	Group I	Group II	Total
Current Month	0.00	714,351.19	714,351.19
1 Month Prior	0.00	0.00	0.00
2 Months Prior	0.00	0.00	0.00

Three-month Rolling Delinquency Rate	0.02472%
Senior Enhancement Percentage	22.39898%
Specified Delinquency Rate Trigger	6.71969%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Cumulative Loss Trigger Test

Cumulative Loss Percentage	0.00000%
Specified Cumulative Loss Percentage	100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Stepdown Date Details

Balance of Senior Notes ( after application of Principal Remittance Amount )		1,119,113,802.79
Threshold Balance of Senior Notes to trigger Stepdown Date		800,358,671.03
Has the 3rd Anniversary Distribution Date occured?	NO
Has the Balance of Senior Notes been reduced to zero?	NO

Has Stepdown Date been reached?	NO

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Subordination

Credit Support	Original	Current
Class A	2,594,393,256.00	2,563,804,644.72
Class A Percentage	92.120260%	92.033737%

Class 1M1	17,953,000.00	17,953,000.00
Class 1M1 Percentage	0.637465%	0.644465%

Class 2M1	18,547,000.00	18,547,000.00
Class 2M1 Percentage	0.658556%	0.665788%

Class 1M2	11,849,000.00	11,849,000.00
Class 1M2 Percentage	0.420728%	0.425347%

Class 2M2	12,241,000.00	12,241,000.00
Class 2M2 Percentage	0.434647%	0.439419%

Class 1M3	31,956,000.00	31,956,000.00
Class 1M3 Percentage	1.134676%	1.147135%

Class 2M3	33,013,000.00	33,013,000.00
Class 2M3 Percentage	1.172207%	1.185078%

Class M4	18,250,000.00	18,250,000.00
Class M4 Percentage	0.648011%	0.655126%

Class M5	21,170,000.00	21,170,000.00
Class M5 Percentage	0.751692%	0.759946%

Class M6	25,549,000.00	25,549,000.00
Class M6 Percentage	0.907180%	0.917141%

Class M7	10,950,000.00	10,950,000.00
Class M7 Percentage	0.388806%	0.393076%

Class M8	13,140,000.00	13,140,000.00
Class M8 Percentage	0.466568%	0.471691%

Class M9	7,300,000.00	7,300,000.00
Class M9 Percentage	0.259204%	0.262050%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Prepayment Loan Details

				Group I	Group II		Total
Prepayment Penalties				44,087.60	17,179.26		61,266.86

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type

Group I

164408799	194,539.85	09/27/07	6,418.85	AZ	8.250	7	Paid in Full
164628755	206,461.94	09/25/07	1,718.52	MD	7.500	7	Paid in Full
164630043	238,598.40	10/01/07	6,668.40	CA	6.990	7	Paid in Full
165209920	129,732.17	09/28/07	4,765.11	TN	9.190	7	Paid in Full
167196717	174,836.90	09/27/07	4,887.29	OR	6.990	246	Paid in Full

167196749	190,097.68	10/15/07	8,553.63	CO	7.400	246	Paid in Full
167197741	89,887.72	10/11/07	4,044.55	WA	8.625	126	Paid in Full
168202726	278,049.50	09/27/07	0.00	IL	7.990	6	Paid in Full
168204926	99,740.87	09/20/07	5,000.00	IN	8.240	5	Paid in Full
168205118	165,011.40	10/01/07	0.00	IL	8.040	6	Paid in Full

168735132	83,566.73	10/08/07	0.00	GA	9.250	3	Paid in Full
169404336	76,801.55	10/01/07	0.00	NJ	8.250	5	Paid in Full
170924875	187,733.41	09/28/07	0.00	AK	6.125	3	Paid in Full
171283097	299,830.61	10/01/07	0.00	MD	9.450	124	Paid in Full
171283393	149,628.99	10/03/07	0.00	IL	7.000	4	Paid in Full

171283833	175,541.80	09/21/07	0.00	KY	8.200	5	Paid in Full
171635246	324,539.10	10/04/07	0.00	HI	7.750	3	Paid in Full
171663884	241,074.96	09/17/07	0.00	GA	9.250	2	Paid in Full
177130763	252,120.30	10/01/07	2,031.25	MD	7.250	123	Paid in Full

Group II

161369432	118,034.52	10/01/07	0.00	NC	9.550	3	Paid in Full
164629419	85,644.41	09/20/07	0.00	KS	7.950	7	Paid in Full
167197933	489,614.97	10/01/07	14,587.65	CA	7.450	246	Paid in Full
168164879	601,614.69	09/18/07	0.00	VA	7.750	245	Paid in Full
168204006	89,843.78	09/18/07	0.00	SC	10.150	6	Paid in Full

168205511	177,341.53	10/10/07	2,591.61	MN	8.890	125	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
168980059	649,398.85	10/05/07	0.00	FL	10.050	2	Paid in Full
171184211	28,606.87	09/19/07	0.00	PA	10.150	4	Paid in Full
176543936	92,677.32	10/11/07	0.00	WA	12.700	2	Paid in Full
177117183	49,977.88	09/18/07	0.00	GA	10.000	2	Paid in Full

177133078	74,700.00	10/15/07	0.00	WI	12.250	2	Paid in Full
177207406	102,090.15	10/15/07	0.00	SC	11.200	2	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Stratification Tables

Group I
			Number	Percent	Principal	Percent
Update Face			of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	3	0.076	62,770.96	0.009
25,000.00	-	50,000.00	59	1.501	2,745,022.00	0.387
50,000.00	-	75,000.00	269	6.841	17,346,123.19	2.443
75,000.00	-	100,000.00	436	11.089	38,592,199.95	5.435
100,000.00	-	125,000.00	491	12.487	55,312,372.74	7.790
125,000.00	-	150,000.00	485	12.335	67,084,467.54	9.448
150,000.00	-	175,000.00	391	9.944	63,589,354.69	8.955
175,000.00	-	200,000.00	416	10.580	78,268,389.32	11.023
200,000.00	-	225,000.00	301	7.655	64,136,827.13	9.033
225,000.00	-	250,000.00	251	6.384	59,479,607.03	8.377
250,000.00	-	275,000.00	200	5.086	52,529,189.10	7.398
275,000.00	-	300,000.00	171	4.349	49,328,549.50	6.947
300,000.00	-	325,000.00	138	3.510	43,111,707.04	6.072
325,000.00	-	350,000.00	118	3.001	39,922,505.75	5.622
350,000.00	-	375,000.00	93	2.365	33,601,420.00	4.732
375,000.00	-	400,000.00	61	1.551	23,638,566.04	3.329
400,000.00	-	425,000.00	36	0.916	14,729,807.24	2.074
425,000.00	-	450,000.00	4	0.102	1,755,965.97	0.247
450,000.00	-	475,000.00	3	0.076	1,392,712.68	0.196
475,000.00	-	500,000.00	0	0.000	0.00	0.000
500,000.00	-	525,000.00	2	0.051	1,026,677.92	0.145
525,000.00	-	550,000.00	0	0.000	0.00	0.000
550,000.00	-	575,000.00	0	0.000	0.00	0.000
575,000.00	-	600,000.00	2	0.051	1,159,274.64	0.163
600,000.00	-	625,000.00	1	0.025	620,000.00	0.087
625,000.00	-	650,000.00	1	0.025	625,806.11	0.088
650,000.00	-	675,000.00	0	0.000	0.00	0.000
675,000.00	-	700,000.00	0	0.000	0.00	0.000
700,000.00	-	725,000.00	0	0.000	0.00	0.000
725,000.00	-	750,000.00	0	0.000	0.00	0.000
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	0	0.000	0.00	0.000
>		800,000.00	0	0.000	0.00	0.000

	Wgt Ave / Total:		3932	100.000	710,059,316.54	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group II
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	6	0.179	121,813.81	0.017
25,000.00	-	50,000.00	44	1.315	2,016,295.29	0.274
50,000.00	-	75,000.00	226	6.752	14,259,687.89	1.941
75,000.00	-	100,000.00	360	10.756	31,826,986.64	4.332
100,000.00	-	125,000.00	412	12.310	46,178,228.64	6.286
125,000.00	-	150,000.00	360	10.756	49,441,678.11	6.730
150,000.00	-	175,000.00	316	9.441	51,256,563.71	6.977
175,000.00	-	200,000.00	259	7.738	48,675,571.37	6.626
200,000.00	-	225,000.00	215	6.424	45,720,626.23	6.224
225,000.00	-	250,000.00	149	4.452	35,398,276.83	4.819
250,000.00	-	275,000.00	114	3.406	29,964,154.90	4.079
275,000.00	-	300,000.00	132	3.944	38,017,624.61	5.175
300,000.00	-	325,000.00	105	3.137	32,891,820.25	4.477
325,000.00	-	350,000.00	73	2.181	24,579,078.91	3.346
350,000.00	-	375,000.00	44	1.315	16,020,574.04	2.181
375,000.00	-	400,000.00	40	1.195	15,532,159.42	2.114
400,000.00	-	425,000.00	57	1.703	23,592,376.89	3.211
425,000.00	-	450,000.00	70	2.091	30,697,495.33	4.179
450,000.00	-	475,000.00	73	2.181	33,667,933.15	4.583
475,000.00	-	500,000.00	84	2.510	41,118,562.65	5.597
500,000.00	-	525,000.00	38	1.135	19,581,181.61	2.665
525,000.00	-	550,000.00	37	1.105	19,889,547.49	2.707
550,000.00	-	575,000.00	30	0.896	16,852,389.32	2.294
575,000.00	-	600,000.00	31	0.926	18,308,198.11	2.492
600,000.00	-	625,000.00	17	0.508	10,374,883.50	1.412
625,000.00	-	650,000.00	16	0.478	10,232,304.87	1.393
650,000.00	-	675,000.00	7	0.209	4,667,677.11	0.635
675,000.00	-	700,000.00	13	0.388	8,970,704.27	1.221
700,000.00	-	725,000.00	5	0.149	3,557,366.08	0.484
725,000.00	-	750,000.00	9	0.269	6,686,247.66	0.910
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	1	0.030	798,407.22	0.109
>		800,000.00	4	0.120	3,735,009.48	0.508

	Wgt Ave / Total:		3347	100.000	734,631,425.39	100.000

Group I

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	4	0.102	646,488.84	0.091
5.5	-	6.0	18	0.458	5,043,642.42	0.710
6.0	-	6.5	72	1.831	19,216,115.67	2.706
6.5	-	7.0	212	5.392	49,692,026.33	6.998
7.0	-	7.5	286	7.274	63,062,836.40	8.881
7.5	-	8.0	634	16.124	130,814,839.76	18.423
8.0	-	8.5	548	13.937	99,892,899.02	14.068
8.5	-	9.0	643	16.353	110,199,576.61	15.520
9.0	-	9.5	392	9.969	66,662,513.85	9.388
9.5	-	10.0	398	10.122	63,143,492.91	8.893
10.0	-	10.5	253	6.434	40,799,512.04	5.746
10.5	-	11.0	195	4.959	28,271,361.91	3.982
11.0	-	11.5	122	3.103	16,529,809.32	2.328
11.5	-	12.0	111	2.823	12,320,171.97	1.735
12.0	-	12.5	22	0.560	2,205,420.13	0.311
>		12.5	22	0.560	1,558,609.36	0.220

	Wgt Ave / Total:		3932	100.000	710,059,316.54	100.000

Group II

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	0	0.000	0.00	0.000
5.5	-	6.0	18	0.538	6,415,784.46	0.873
6.0	-	6.5	102	3.048	31,578,626.38	4.299
6.5	-	7.0	198	5.916	61,255,320.03	8.338
7.0	-	7.5	214	6.394	57,555,916.85	7.835
7.5	-	8.0	429	12.817	104,429,713.69	14.215
8.0	-	8.5	422	12.608	98,988,998.97	13.475
8.5	-	9.0	434	12.967	93,642,802.91	12.747
9.0	-	9.5	367	10.965	72,187,828.55	9.826
9.5	-	10.0	335	10.009	64,391,431.15	8.765
10.0	-	10.5	236	7.051	46,636,161.35	6.348
10.5	-	11.0	211	6.304	39,783,206.45	5.415
11.0	-	11.5	130	3.884	23,852,072.67	3.247
11.5	-	12.0	109	3.257	18,032,539.82	2.455
12.0	-	12.5	74	2.211	10,466,472.86	1.425
>		12.5	68	2.032	5,414,549.25	0.737

	Wgt Ave / Total:		3347	100.000	734,631,425.39	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group I

Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	440	11.190	116,064,428.97	16.346
FL	447	11.368	80,242,595.95	11.301
AZ	153	3.891	29,093,758.34	4.097
VA	138	3.510	24,518,915.73	3.453
WA	100	2.543	23,734,323.35	3.343
CO	36	0.916	7,476,909.98	1.053
Others	2618	66.582	428,928,384.22	60.407

Wgt Ave / Total:	3932	100.000	710,059,316.54	100.000

Group II

Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	571	17.060	202,087,887.66	27.509
FL	479	14.311	94,520,029.77	12.866
AZ	110	3.287	22,020,185.34	2.997
VA	112	3.346	24,090,840.80	3.279
WA	93	2.779	23,892,529.09	3.252
CO	51	1.524	12,122,502.69	1.650
Others	1931	57.693	355,897,450.04	48.446

Wgt Ave / Total:	3347	100.000	734,631,425.39	100.000

Group I

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	8	0.203	1,308,184.17	0.184
120	-	180	65	1.653	6,517,795.25	0.918
180	-	300	36	0.916	4,172,722.22	0.588
300	-	360	2981	75.814	523,232,428.08	73.689
>		360	842	21.414	174,828,186.82	24.622

	Wgt Ave / Total:		3932	100.000	710,059,316.54	100.000

Group II

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	2	0.060	63,492.14	0.009
120	-	180	49	1.464	4,998,433.75	0.680
180	-	300	25	0.747	3,398,235.55	0.463
300	-	360	2557	76.397	534,298,394.68	72.730
>		360	714	21.333	191,872,869.27	26.118

	Wgt Ave / Total:		3347	100.000	734,631,425.39	100.000

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Certificateholder Monthly Distribution Summary
			Certificate		Pass				Current		Cumulative
		Class	Rate	Beginning	Through	Principal	Interest	Total	Realized	Ending	Realized
Class	Cusip	Description	Type	Balance	Rate (%)	Distribution	Distribution	Distribution	Losses	Balance	Losses

1A1	126697AA9	Senior	Fix-Act/360	494,158,127.09	5.612500	5,329,470.98	2,465,299.99	7,794,770.97	0.00	488,828,656.12	0.00
1A2	126697AB7	Senior	Fix-Act/360	54,906,458.57	5.712500	592,163.44	278,802.80	870,966.24	0.00	54,314,295.12	0.00
2A1	126697AC5	Senior	Fix-Act/360	240,709,217.12	5.222500	3,296,082.12	1,117,425.68	4,413,507.80	0.00	237,413,135.00	0.00
2A2	126697AD3	Senior	Fix-Act/360	84,376,000.00	5.372500	0.00	402,942.28	402,942.28	0.00	84,376,000.00	0.00
2A3	126697AE1	Senior	Fix-Act/360	171,497,000.00	5.672500	0.00	864,725.98	864,725.98	0.00	171,497,000.00	0.00
2A4	126697AF8	Senior	Fix-Act/360	73,467,000.00	6.222500	0.00	406,354.14	406,354.14	0.00	73,467,000.00	0.00
AR	126697AX9	Residual	Fix-Act/360	0.00	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	126697AW1	Prepay Penalties	Fix-30/360	100.00	0.000000	0.00	77,212.61	77,212.61	0.00	100.00	0.00
C	126697AV3	Senior	Fix-30/360	1,444,690,741.93	0.000000	0.00	3,029,057.22	3,029,057.22	0.00	1,435,473,025.39	0.00

1M1	126697AG6	Junior	Fix-Act/360	17,953,000.00	5.842500	0.00	93,235.91	93,235.91	0.00	17,953,000.00	0.00
2M1	126697AH4	Junior	Fix-Act/360	18,547,000.00	5.842500	0.00	96,320.75	96,320.75	0.00	18,547,000.00	0.00
1M2	126697AJ0	Junior	Fix-Act/360	11,849,000.00	6.022500	0.00	63,431.65	63,431.65	0.00	11,849,000.00	0.00
2M2	126697AK7	Junior	Fix-Act/360	12,241,000.00	6.022500	0.00	65,530.15	65,530.15	0.00	12,241,000.00	0.00
1M3	126697AL5	Junior	Fix-Act/360	31,956,000.00	6.232500	0.00	177,036.24	177,036.24	0.00	31,956,000.00	0.00
2M3	126697AM3	Junior	Fix-Act/360	33,013,000.00	6.232500	0.00	182,892.02	182,892.02	0.00	33,013,000.00	0.00
M4	126697AN1	Junior	Fix-Act/360	18,250,000.00	6.492500	0.00	105,322.78	105,322.78	0.00	18,250,000.00	0.00
M5	126697AP6	Junior	Fix-Act/360	21,170,000.00	6.822500	0.00	128,384.29	128,384.29	0.00	21,170,000.00	0.00
M6	126697AQ4	Junior	Fix-Act/360	25,549,000.00	7.472500	0.00	169,702.14	169,702.14	0.00	25,549,000.00	0.00
M7	126697AR2	Junior	Fix-Act/360	10,950,000.00	7.472500	0.00	72,732.33	72,732.33	0.00	10,950,000.00	0.00
M8	126697AS0	Junior	Fix-Act/360	13,140,000.00	7.472500	0.00	87,278.80	87,278.80	0.00	13,140,000.00	0.00
M9	126697AT8	Junior	Fix-Act/360	7,300,000.00	7.472500	0.00	48,488.22	48,488.22	0.00	7,300,000.00	0.00

Totals				2,785,722,644.71		9,217,716.54	9,932,175.98	19,149,892.52	0.00	2,767,287,211.63	0.00

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Principal Distribution Detail
		Original	Beginning	Net	Current	Ending	Ending
		Certificate	Certificate	Principal	Realized	Certificate	Certificate
Class	Cusip	Balance	Balance	Distribution	Losses	Balance	Factor

1A1	126697AA9	501,417,000.00	494,158,127.09	5,329,470.98	0.00	488,828,656.12	0.974894461
1A2	126697AB7	55,713,000.00	54,906,458.57	592,163.44	0.00	54,314,295.12	0.974894461
2A1	126697AC5	247,938,000.00	240,709,217.12	3,296,082.12	0.00	237,413,135.00	0.957550416
2A2	126697AD3	84,376,000.00	84,376,000.00	0.00	0.00	84,376,000.00	1.000000000
2A3	126697AE1	171,497,000.00	171,497,000.00	0.00	0.00	171,497,000.00	1.000000000
2A4	126697AF8	73,467,000.00	73,467,000.00	0.00	0.00	73,467,000.00	1.000000000
AR	126697AX9	100.00	0.00	0.00	0.00	0.00	0.000000000
P	126697AW1	100.00	100.00	0.00	0.00	100.00	1.000000000
C	126697AV3	1,459,985,056.00	1,444,690,741.93	0.00	0.00	1,435,473,025.39	0.983210766

1M1	126697AG6	17,953,000.00	17,953,000.00	0.00	0.00	17,953,000.00	1.000000000
2M1	126697AH4	18,547,000.00	18,547,000.00	0.00	0.00	18,547,000.00	1.000000000
1M2	126697AJ0	11,849,000.00	11,849,000.00	0.00	0.00	11,849,000.00	1.000000000
2M2	126697AK7	12,241,000.00	12,241,000.00	0.00	0.00	12,241,000.00	1.000000000
1M3	126697AL5	31,956,000.00	31,956,000.00	0.00	0.00	31,956,000.00	1.000000000
2M3	126697AM3	33,013,000.00	33,013,000.00	0.00	0.00	33,013,000.00	1.000000000
M4	126697AN1	18,250,000.00	18,250,000.00	0.00	0.00	18,250,000.00	1.000000000
M5	126697AP6	21,170,000.00	21,170,000.00	0.00	0.00	21,170,000.00	1.000000000
M6	126697AQ4	25,549,000.00	25,549,000.00	0.00	0.00	25,549,000.00	1.000000000
M7	126697AR2	10,950,000.00	10,950,000.00	0.00	0.00	10,950,000.00	1.000000000
M8	126697AS0	13,140,000.00	13,140,000.00	0.00	0.00	13,140,000.00	1.000000000
M9	126697AT8	7,300,000.00	7,300,000.00	0.00	0.00	7,300,000.00	1.000000000

Totals		2,816,311,256.00	2,785,722,644.71	9,217,716.54	0.00	2,767,287,211.63

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Interest Distribution Detail
	Beginning	Pass			Total	Net Rate	Net		Net Rate
	Certificate	Through	Effective	Current	Interest	Carryover	Interest	Interest	Carryover
Class	Balance	Rate (%)	Coupon (%)	Interest	Due	Paid	Shortfall	Paid	After Dist.

1A1	494,158,127.09	5.612500	5.612500	2,465,299.99	2,465,299.99	0.00	0.00	2,465,299.99	0.00
1A2	54,906,458.57	5.712500	5.712500	278,802.80	278,802.80	0.00	0.00	278,802.80	0.00
2A1	240,709,217.12	5.222500	5.222500	1,117,425.68	1,117,425.68	0.00	0.00	1,117,425.68	0.00
2A2	84,376,000.00	5.372500	5.372500	402,942.28	402,942.28	0.00	0.00	402,942.28	0.00
2A3	171,497,000.00	5.672500	5.672500	864,725.98	864,725.98	0.00	0.00	864,725.98	0.00
2A4	73,467,000.00	6.222500	6.222500	406,354.14	406,354.14	0.00	0.00	406,354.14	0.00
AR	0.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	100.00	0.000000	926551.320000	0.00	0.00	0.00	0.00	77,212.61	0.00
C	1,444,690,741.93	0.000000	2.516019	0.00	0.00	0.00	0.00	3,029,057.22	0.00

1M1	17,953,000.00	5.842500	5.842500	93,235.91	93,235.91	0.00	0.00	93,235.91	0.00
2M1	18,547,000.00	5.842500	5.842500	96,320.75	96,320.75	0.00	0.00	96,320.75	0.00
1M2	11,849,000.00	6.022500	6.022500	63,431.65	63,431.65	0.00	0.00	63,431.65	0.00
2M2	12,241,000.00	6.022500	6.022500	65,530.15	65,530.15	0.00	0.00	65,530.15	0.00
1M3	31,956,000.00	6.232500	6.232500	177,036.24	177,036.24	0.00	0.00	177,036.24	0.00
2M3	33,013,000.00	6.232500	6.232500	182,892.02	182,892.02	0.00	0.00	182,892.02	0.00
M4	18,250,000.00	6.492500	6.492500	105,322.78	105,322.78	0.00	0.00	105,322.78	0.00
M5	21,170,000.00	6.822500	6.822500	128,384.29	128,384.29	0.00	0.00	128,384.29	0.00
M6	25,549,000.00	7.472500	7.472500	169,702.14	169,702.14	0.00	0.00	169,702.14	0.00
M7	10,950,000.00	7.472500	7.472500	72,732.33	72,732.33	0.00	0.00	72,732.33	0.00
M8	13,140,000.00	7.472500	7.472500	87,278.80	87,278.80	0.00	0.00	87,278.80	0.00
M9	7,300,000.00	7.472500	7.472500	48,488.22	48,488.22	0.00	0.00	48,488.22	0.00

Totals	2,785,722,644.71			6,825,906.15	6,825,906.15	0.00	0.00	9,932,175.98	0.00

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Current Payment Information Factors per $1,000

		Original	Beginning			Ending	Pass
		Certificate	Certificate	Principal	Interest	Certificate	Through
Class	Cusip	Balance	Balance	Distribution	Distribution	Balance	Rate (%)

1A1	126697AA9	501,417,000.00	985.523281211	10.628819880	4.916666147	974.894461330	5.612500
1A2	126697AB7	55,713,000.00	985.523281211	10.628819880	5.004268217	974.894461330	5.712500
2A1	126697AC5	247,938,000.00	970.844393050	13.293977204	4.506875416	957.550415846	5.222500
2A2	126697AD3	84,376,000.00	1,000.000000000	0.000000000	4.775555556	1,000.000000000	5.372500
2A3	126697AE1	171,497,000.00	1,000.000000000	0.000000000	5.042222222	1,000.000000000	5.672500
2A4	126697AF8	73,467,000.00	1,000.000000000	0.000000000	5.531111111	1,000.000000000	6.222500
AR	126697AX9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
P	126697AW1	100.00	1,000.000000000	0.000000000	772,126.100000000	1,000.000000000	0.000000
C	126697AV3	1,459,985,056.00	989.524335193	0.000000000	2.074717961	983.210766090	0.000000

1M1	126697AG6	17,953,000.00	1,000.000000000	0.000000000	5.193333333	1,000.000000000	5.842500
2M1	126697AH4	18,547,000.00	1,000.000000000	0.000000000	5.193333333	1,000.000000000	5.842500
1M2	126697AJ0	11,849,000.00	1,000.000000000	0.000000000	5.353333333	1,000.000000000	6.022500
2M2	126697AK7	12,241,000.00	1,000.000000000	0.000000000	5.353333333	1,000.000000000	6.022500
1M3	126697AL5	31,956,000.00	1,000.000000000	0.000000000	5.540000000	1,000.000000000	6.232500
2M3	126697AM3	33,013,000.00	1,000.000000000	0.000000000	5.540000000	1,000.000000000	6.232500
M4	126697AN1	18,250,000.00	1,000.000000000	0.000000000	5.771111111	1,000.000000000	6.492500
M5	126697AP6	21,170,000.00	1,000.000000000	0.000000000	6.064444444	1,000.000000000	6.822500
M6	126697AQ4	25,549,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500
M7	126697AR2	10,950,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500
M8	126697AS0	13,140,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500
M9	126697AT8	7,300,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500

Totals		2,816,311,256.00	989.138767519	3.272975073	3.526661323	982.592817372

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Pool Level Data
Distribution Date		11/26/07
Cut-off Date		08/01/07
Record Date		10/31/07
Determination Date		11/01/07
LIBOR Determination Date		10/23/07
Accrual Period 30/360	Begin	10/01/07
	End	11/01/07
Number of Days in 30/360 Accrual Period		30
Accrual Period Actual Days	Begin	10/25/07
	End	11/26/07
Number of Days in Actual Accrual Period		32

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Total
Original Aggregate Loan Count	3,974	3,373	7,347
Original Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Original Weighted Average Mortgage Rate	8.62847%	8.76159%
Original Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Original Weighted Average Remaining Term	0	0

Current Mortgage Loan Details

	Group I	Group II	Total
Beginning Aggregate Loan Count	3,932	3,347	7,279
Loans Paid Off or otherwise removed pursuant to the PSA	32	16	48
Ending Aggregate Loan Count	3,900	3,331	7,231

Beginning Pool Stated Principal Balance	710,059,316.54	734,631,425.39	1,444,690,741.93
Scheduled Principal	436,576.47	300,045.62	736,622.09
Unscheduled Principal	5,485,057.95	2,996,036.50	8,481,094.45
Realized Principal Losses	0.00	0.00	0.00
Ending Pool Stated Principal Balance	704,137,682.12	731,335,343.27	1,435,473,025.39

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Beginning Weighted Average Mortgage Rate	8.63129%	8.75619%
Beginning Weighted Average Net Mortgage Rate	8.12229%	8.24719%
Ending Weighted Average Mortgage Rate	8.62603%	8.75106%
Ending Weighted Average Net Mortgage Rate	8.11703%	8.24206%

Beginning Weighted Average Remaining Term to Maturity	383	386
Ending Weighted Average Remaining Term to Maturity	382	385

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan Substitution

	Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	0.00	0.00	0.00
Aggregate Stated of Principal Balance Added	0.00	0.00	0.00
Aggregate Principal Substitution Shortfall Amount	0.00	0.00	0.00

Fees of the Trust

	Group I	Group II	Total
Gross Master Servicing Fee	295,858.05	306,096.43	601,954.48
Net Master Servicing Fee	286,411.13	304,133.01	590,544.13
Trustee Fee	5,325.44	5,509.74	10,835.18
Total Net Loan Fees	291,736.57	309,642.74	601,379.32

Servicer Advances

	Group I	Group II	Total
Principal Advances	6,716.77	10,126.63	16,843.40
Interest Advances	156,229.79	278,791.41	435,021.20
Reimbursement for Principal & Interest Advances	0.00	0.00	0.00
Reimbursement for Nonrecoverable Advances	0.00	0.00	0.00
Total Advances	162,946.56	288,918.04	451,864.60

Mortgage Prepayment Details

	Group I	Group II	Total
Principal Balance of Loans Paid in Full	5,452,769.64	2,921,248.95	8,374,018.59
Prepayment Interest Excess	0.00	0.00	0.00
Prepayment Interest Shortfall	9,446.92	1,963.42	11,410.34
Compensating Interest	9,446.92	1,963.42	11,410.34
Non-Supported Prepayment Interest Shortfall	0.00	-0.00	-0.00
Prepayment Charges	47,740.71	29,471.90	77,212.61
CPR %	8.89111%	4.78756%
SMM %	0.77295%	0.40800%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Delinquency Information

Delinquency Info		Group 1		Group 2		Total
30-59 Days	Balance	15,694,298.19	2.22887%	28,426,053.48	3.88687%	44,120,351.67	3.07358%
	Loan Count	85	2.17949%	115	3.45242%	200	2.76587%
60-89 Days	Balance	3,914,487.10	0.55593%	6,251,347.56	0.85479%	10,165,834.66	0.70819%
	Loan Count	21	0.53846%	27	0.81057%	48	0.66381%
90+ Days	Balance	0.00	0.00000%	478,863.51	0.06548%	478,863.51	0.03336%
	Loan Count	0	0.00000%	2	0.06004%	2	0.02766%
Total	Balance	19,608,785.29	2.78479%	35,156,264.55	4.80713%	54,765,049.84	3.81512%
	Loan Count	106	2.71795%	144	4.32303%	250	3.45734%

Foreclosure Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

REO Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure		Group 1		Group 2		Total
Bankruptcy, REO
All	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO		Group 1		Group 2		Total
Bankruptcy, Delinquency
All	Balance	19,608,785.29	2.78479%	35,156,264.55	4.80713%	54,765,049.84	3.81512%
	Loan Count	106	2.71795%	144	4.32303%	250	3.45734%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Realized Loss Detail

Realized Losses

	Group I	Group II	Total
Current Period Realized Losses	0.00	0.00	0.00
Cumulative Realized Losses	0.00	0.00	0.00
Total Liquidated Loan Balance	0.00	0.00	0.00
Total Liquidated Proceeds	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
MDR ( Monthly Default Rate )	0.00000%	0.00000%
CDR ( Conditional Default Rate )	0.00000%	0.00000%

	Liquidation	Liquidation	Realized
Loan ID	Balance	Proceeds	Loss

Group I
N/A
Group II
N/A

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Servicer Remittance Summary

Interest Remittance Amount

	Group I	Group II	Total
Scheduled Interest Collected	5,097,826.51	5,358,516.17	10,456,342.68
Plus: Compensating Interest	9,446.92	1,963.42	11,410.34
Less: Servicing Fees	295,858.05	306,096.43	601,954.48
Less: Mortgage Insurance Premium (PMI)	0.00	0.00	0.00
Total Interest Remittance Amount	4,811,415.38	5,054,383.16	9,865,798.55

Principal Remittance Amount

	Group I	Group II	Total
Scheduled Principal	326,617.21	300,045.62	626,662.83
Curtailment Principal	32,288.31	74,787.55	107,075.86
Paid in Full Principal	5,452,769.64	2,921,248.95	8,374,018.59
Repurchased Principal	109,959.26	0.00	109,959.26
Liquidation Principal	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
Less: Non-Recoverable Principal Advances relating to Principal	0.00	0.00	0.00
Total Principal Remittance Amount	5,921,634.42	3,296,082.12	9,217,716.54

Other Remittance Amounts

	Group I	Group II	Total
Prepayment Charge	47,740.71	29,471.90	77,212.61
Other Amounts Required	0.00	0.00	0.00
Total Other Remittance	47,740.71	29,471.90	77,212.61

Total Servicer Remittance	10,780,790.51	8,379,937.18	19,160,727.70

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distributable Amounts

Principal Distribution Amount

	Group I	Group II	Total
Principal Remittance Amount	5,921,634.42	3,296,082.12	9,217,716.54
Plus: Supplemental Loan Deposit	0.00	0.00	0.00
Plus: Extra Principal Distribution Amount	0.00	0.00	0.00
Less: OC Reduction	0.00	0.00	0.00
Principal Distribution Amount	5,921,634.42	3,296,082.12	9,217,716.54

Interest Funds

	Group I	Group II	Total
Interest Remittance	4,811,415.38	5,054,383.16	9,865,798.55
Less: Trustee Fee	5,325.44	5,509.74	10,835.18
Interest Funds	4,806,089.94	5,048,873.43	9,854,963.36

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate			4.87250%
Group 1 Net Rate Cap			7.61465%
Group 2 Net Rate Cap			7.73174%
Subordinate Net Rate Cap			7.67384%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount

1A1	0.00	0.00	0.00	0.00	0.00
1A2	0.00	0.00	0.00	0.00	0.00
2A1	0.00	0.00	0.00	0.00	0.00
2A2	0.00	0.00	0.00	0.00	0.00
2A3	0.00	0.00	0.00	0.00	0.00
2A4	0.00	0.00	0.00	0.00	0.00
1M1	0.00	0.00	0.00	0.00	0.00
2M1	0.00	0.00	0.00	0.00	0.00
1M2	0.00	0.00	0.00	0.00	0.00
2M2	0.00	0.00	0.00	0.00	0.00
1M3	0.00	0.00	0.00	0.00	0.00
2M3	0.00	0.00	0.00	0.00	0.00
M4	0.00	0.00	0.00	0.00	0.00
M5	0.00	0.00	0.00	0.00	0.00
M6	0.00	0.00	0.00	0.00	0.00
M7	0.00	0.00	0.00	0.00	0.00
M8	0.00	0.00	0.00	0.00	0.00
M9	0.00	0.00	0.00	0.00	0.00
Total	--	--	--	--	--

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	19,160,727.70
Investment Income	0.00
Certificate Net Swap Proceeds Allocable to the Trust	0.00
Carryover Reserve Fund withdrawal	0.00
Principal Reserve Fund withdrawal	0.00
Other Amounts	0.00
Total Available	19,160,727.70

Distribution Payments

Trustee Fee	10,835.18
Certificate Net Swap Payment	0.00
Class Payments	19,149,892.51
Total Payments	19,160,727.70

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trust Accounts

Distribution Account

Beginning Balance	0.00
Deposit	19,160,727.70
Withdrawal	19,160,727.70
Ending Balance	0.00

Carryover Reserve Account

Beginning Balance	1,000.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	1,000.00

Certificate Swap Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

Class P Principal Reserve Account

Beginning Balance	0.00
Deposit	0.00
Withdrawal	0.00
Ending Balance	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Final Maturity Reserve Fund

Beginning Balance	0.00
Deposit	0.00
Withdrawals	0.00
Ending Balance	0.00

Credit Comeback Excess Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

Certificate Swap Contract Details

Floating Rate Receipt	5,801,674.48
Fixed Rate Payment	5,760,000.07

Net Swap Payment Paid	0.00
Net Swap Payment Received	41,674.42
Net Swap Payment Received allocated to Trust	0.00

Swap Termination Fee	0.00
Seniors Libor Classes Current Interest and Interest Carry Forward Amounts	0.00
Subordinate Current Interest and Interest Carry Forward Amounts	0.00
Extra Principal Distribution to meet OD Deficiency	0.00
Net Carryover Amounts Paid	0.00
Senior Classes Unpaid Loss Amounts	0.00
Subordinate Classes Unpaid Loss Amounts	0.00
Total	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Credit Enhancements

Overcollateralization Details

OC Prior	103,658,939.14
OC Floor	7,299,925.29
OC Target	103,658,939.14
OC Deficiency	0.00
OC Reduction	0.00
OC Ending	103,658,939.14

Application of Excess Cashflow

Excess Cashflow available after application of interest payments		3,029,057.22
Plus: OC Reduction Amount		0.00
Plus: Carryover Reserve Fund earnings		0.00
Less: Extra Principal Distribution Amount		0.00
Less: Unpaid Realized Loss Amount		0.00
Less: Interest Carryover Amount		0.00
Less: Carryover Shortfalls Paid		0.00
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit		0.00
Remaining Excess Cashflow available to Residual Class		3,029,057.22

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trigger Event Details

Delinquency Trigger Test

	Group I	Group II	Total
Current Month	3,914,487.10	6,730,211.07	10,644,698.17
1 Month Prior	0.00	714,351.19	714,351.19
2 Months Prior	0.00	0.00	0.00

Three-month Rolling Delinquency Rate	0.26366%
Senior Enhancement Percentage	22.53610%
Specified Delinquency Rate Trigger	6.76083%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Cumulative Loss Trigger Test

Cumulative Loss Percentage	0.00000%
Specified Cumulative Loss Percentage	100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Stepdown Date Details

Balance of Senior Notes ( after application of Principal Remittance Amount )		1,109,896,086.25
Threshold Balance of Senior Notes to trigger Stepdown Date		795,252,056.07
Has the 3rd Anniversary Distribution Date occured?	NO
Has the Balance of Senior Notes been reduced to zero?	NO

Has Stepdown Date been reached?	NO

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Subordination

Credit Support	Original	Current
Class A	2,594,393,256.00	2,545,369,211.64
Class A Percentage	92.120260%	91.980666%

Class 1M1	17,953,000.00	17,953,000.00
Class 1M1 Percentage	0.637465%	0.648758%

Class 2M1	18,547,000.00	18,547,000.00
Class 2M1 Percentage	0.658556%	0.670223%

Class 1M2	11,849,000.00	11,849,000.00
Class 1M2 Percentage	0.420728%	0.428181%

Class 2M2	12,241,000.00	12,241,000.00
Class 2M2 Percentage	0.434647%	0.442347%

Class 1M3	31,956,000.00	31,956,000.00
Class 1M3 Percentage	1.134676%	1.154777%

Class 2M3	33,013,000.00	33,013,000.00
Class 2M3 Percentage	1.172207%	1.192973%

Class M4	18,250,000.00	18,250,000.00
Class M4 Percentage	0.648011%	0.659491%

Class M5	21,170,000.00	21,170,000.00
Class M5 Percentage	0.751692%	0.765009%

Class M6	25,549,000.00	25,549,000.00
Class M6 Percentage	0.907180%	0.923251%

Class M7	10,950,000.00	10,950,000.00
Class M7 Percentage	0.388806%	0.395694%

Class M8	13,140,000.00	13,140,000.00
Class M8 Percentage	0.466568%	0.474833%

Class M9	7,300,000.00	7,300,000.00
Class M9 Percentage	0.259204%	0.263796%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Prepayment Loan Details

				Group I	Group II		Total
Prepayment Penalties				47,740.71	29,471.90		77,212.61

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type

Group I
159271332	259,050.51	10/17/07	0.00	FL	9.990	9	Paid in Full
159271364	210,234.18	10/16/07	9,072.08	OR	10.790	8	Paid in Full
159271468	109,240.66	11/14/07	0.00	NC	10.500	9	Paid in Full
161320498	49,925.70	11/05/07	0.00	FL	10.875	5	Paid in Full
162125274	193,332.11	11/07/07	3,866.64	VA	7.990	4	Paid in Full

165209960	229,327.58	10/26/07	0.00	AZ	10.390	8	Paid in Full
168165583	193,360.08	10/18/07	0.00	KS	8.150	6	Paid in Full
168165783	229,324.79	11/08/07	1,751.04	MD	6.890	7	Paid in Full
168166111	298,977.98	11/07/07	2,652.37	MD	7.990	6	Paid in Full
168204670	204,244.63	10/23/07	0.00	IL	8.520	7	Paid in Full

168207135	99,716.36	10/16/07	5,000.00	OR	6.690	127	Paid in Full
169403296	163,781.72	11/14/07	5,435.74	FL	8.300	126	Paid in Full
169405784	70,614.11	10/30/07	0.00	TX	9.500	6	Paid in Full
170774814	21,590.61	10/25/07	215.90	MI	13.250	3	Paid in Full
170774822	27,188.18	10/24/07	271.88	MI	13.250	3	Paid in Full

170906265	130,386.50	10/26/07	0.00	IA	10.100	3	Paid in Full
171184595	124,382.51	10/16/07	2,488.23	VA	8.750	125	Paid in Full
171283041	271,825.27	10/23/07	2,718.25	CA	9.990	125	Paid in Full
171560630	120,555.75	10/18/07	0.00	CO	10.600	3	Paid in Full
176217100	187,301.86	10/31/07	1,913.56	DC	9.200	3	Paid in Full

176241369	232,218.34	10/22/07	0.00	IL	8.650	3	Paid in Full
176397880	345,300.82	10/24/07	0.00	NJ	7.990	3	Paid in Full
176907418	300,924.02	10/24/07	0.00	CA	10.750	3	Paid in Full
177131307	175,373.89	10/24/07	3,508.33	VA	8.650	124	Paid in Full
177207614	106,143.90	10/31/07	0.00	NC	9.710	3	Paid in Full

177384177	229,934.36	10/29/07	0.00	MD	10.350	3	Paid in Full
177403838	161,333.65	10/19/07	1,615.00	NC	9.300	3	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
177469204	80,871.15	10/31/07	0.00	NC	9.250	4	Paid in Full
177507089	157,218.57	10/23/07	7,231.69	UT	11.500	3	Paid in Full
177508257	299,885.81	10/17/07	0.00	CA	9.400	3	Paid in Full

177774704	171,349.23	11/01/07	0.00	IL	10.050	3	Paid in Full

Group II
167283429	269,732.00	11/01/07	0.00	IL	10.750	4	Paid in Full
168207551	99,432.41	11/15/07	0.00	GA	8.540	7	Paid in Full
168464857	341,173.54	11/06/07	0.00	IL	10.540	7	Paid in Full
168795972	179,535.93	11/01/07	1,795.35	NC	9.350	6	Paid in Full
169312238	110,640.69	11/06/07	2,213.21	VA	9.625	4	Paid in Full

170176601	49,925.62	10/19/07	999.01	MO	9.500	4	Paid in Full
170226468	265,574.69	10/31/07	9,158.25	UT	8.625	4	Paid in Full
171184619	144,631.48	11/07/07	0.00	NC	10.300	5	Paid in Full
171282673	64,967.40	11/14/07	1,299.34	VA	10.800	125	Paid in Full
171282913	84,415.43	10/30/07	4,220.77	AL	9.790	6	Paid in Full

171283529	206,790.79	11/01/07	0.00	IL	8.850	125	Paid in Full
176014275	287,812.99	10/30/07	5,758.13	MO	11.450	3	Paid in Full
176397376	197,785.13	10/30/07	1,980.00	OH	9.050	3	Paid in Full
176697391	161,886.44	11/05/07	0.00	CT	11.100	3	Paid in Full
176778411	49,957.88	11/14/07	2,047.84	CT	10.250	3	Paid in Full

176893207	408,123.12	10/17/07	0.00	AZ	10.340	3	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Stratification Tables

Group I
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	2	0.051	41,168.19	0.006
25,000.00	-	50,000.00	59	1.513	2,765,259.52	0.393
50,000.00	-	75,000.00	266	6.821	17,161,145.15	2.437
75,000.00	-	100,000.00	434	11.128	38,383,263.61	5.451
100,000.00	-	125,000.00	488	12.513	54,958,270.42	7.805
125,000.00	-	150,000.00	484	12.410	66,967,585.96	9.511
150,000.00	-	175,000.00	387	9.923	62,952,964.31	8.940
175,000.00	-	200,000.00	411	10.538	77,331,215.94	10.982
200,000.00	-	225,000.00	300	7.692	63,941,328.37	9.081
225,000.00	-	250,000.00	248	6.359	58,827,817.11	8.355
250,000.00	-	275,000.00	196	5.026	51,498,284.84	7.314
275,000.00	-	300,000.00	168	4.308	48,435,393.25	6.879
300,000.00	-	325,000.00	137	3.513	42,792,788.27	6.077
325,000.00	-	350,000.00	117	3.000	39,560,501.37	5.618
350,000.00	-	375,000.00	93	2.385	33,587,800.34	4.770
375,000.00	-	400,000.00	61	1.564	23,631,266.79	3.356
400,000.00	-	425,000.00	36	0.923	14,723,104.09	2.091
425,000.00	-	450,000.00	4	0.103	1,754,990.84	0.249
450,000.00	-	475,000.00	3	0.077	1,392,642.51	0.198
475,000.00	-	500,000.00	0	0.000	0.00	0.000
500,000.00	-	525,000.00	2	0.051	1,026,583.31	0.146
525,000.00	-	550,000.00	0	0.000	0.00	0.000
550,000.00	-	575,000.00	0	0.000	0.00	0.000
575,000.00	-	600,000.00	2	0.051	1,158,755.52	0.165
600,000.00	-	625,000.00	1	0.026	620,000.00	0.088
625,000.00	-	650,000.00	1	0.026	625,552.41	0.089
650,000.00	-	675,000.00	0	0.000	0.00	0.000
675,000.00	-	700,000.00	0	0.000	0.00	0.000
700,000.00	-	725,000.00	0	0.000	0.00	0.000
725,000.00	-	750,000.00	0	0.000	0.00	0.000
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	0	0.000	0.00	0.000
>		800,000.00	0	0.000	0.00	0.000
	Wgt Ave / Total:		3900	100.000	704,137,682.12	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group II
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	6	0.180	121,558.20	0.017
25,000.00	-	50,000.00	42	1.261	1,908,563.95	0.261
50,000.00	-	75,000.00	227	6.815	14,332,506.38	1.960
75,000.00	-	100,000.00	356	10.687	31,474,730.19	4.304
100,000.00	-	125,000.00	413	12.399	46,291,899.22	6.330
125,000.00	-	150,000.00	357	10.718	49,018,644.26	6.703
150,000.00	-	175,000.00	318	9.547	51,585,035.56	7.054
175,000.00	-	200,000.00	255	7.655	47,926,132.93	6.553
200,000.00	-	225,000.00	214	6.424	45,509,341.32	6.223
225,000.00	-	250,000.00	148	4.443	35,157,583.14	4.807
250,000.00	-	275,000.00	113	3.392	29,690,216.41	4.060
275,000.00	-	300,000.00	130	3.903	37,437,310.43	5.119
300,000.00	-	325,000.00	105	3.152	32,878,907.38	4.496
325,000.00	-	350,000.00	72	2.162	24,228,596.07	3.313
350,000.00	-	375,000.00	44	1.321	16,013,433.25	2.190
375,000.00	-	400,000.00	40	1.201	15,526,639.92	2.123
400,000.00	-	425,000.00	56	1.681	23,174,388.76	3.169
425,000.00	-	450,000.00	71	2.131	31,136,537.86	4.257
450,000.00	-	475,000.00	72	2.162	33,205,661.61	4.540
475,000.00	-	500,000.00	84	2.522	41,105,510.53	5.621
500,000.00	-	525,000.00	38	1.141	19,576,719.69	2.677
525,000.00	-	550,000.00	37	1.111	19,882,229.61	2.719
550,000.00	-	575,000.00	30	0.901	16,845,777.73	2.303
575,000.00	-	600,000.00	31	0.931	18,300,508.76	2.502
600,000.00	-	625,000.00	17	0.510	10,371,062.56	1.418
625,000.00	-	650,000.00	16	0.480	10,229,461.00	1.399
650,000.00	-	675,000.00	7	0.210	4,666,624.34	0.638
675,000.00	-	700,000.00	13	0.390	8,967,994.79	1.226
700,000.00	-	725,000.00	5	0.150	3,556,502.92	0.486
725,000.00	-	750,000.00	9	0.270	6,684,419.94	0.914
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	1	0.030	798,001.11	0.109
>		800,000.00	4	0.120	3,732,843.45	0.510
	Wgt Ave / Total:		3331	100.000	731,335,343.27	100.000

Group I

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	4	0.103	645,820.38	0.092
5.5	-	6.0	18	0.462	5,041,347.34	0.716
6.0	-	6.5	72	1.846	19,205,367.88	2.728
6.5	-	7.0	210	5.385	49,335,735.43	7.007
7.0	-	7.5	286	7.333	63,025,262.53	8.951
7.5	-	8.0	631	16.179	129,902,263.31	18.448
8.0	-	8.5	546	14.000	99,483,503.04	14.128
8.5	-	9.0	639	16.385	109,407,929.00	15.538
9.0	-	9.5	386	9.897	65,721,919.25	9.334
9.5	-	10.0	395	10.128	62,479,408.36	8.873
10.0	-	10.5	248	6.359	39,913,871.46	5.668
10.5	-	11.0	191	4.897	27,579,878.47	3.917
11.0	-	11.5	121	3.103	16,366,798.55	2.324
11.5	-	12.0	111	2.846	12,315,304.47	1.749
12.0	-	12.5	22	0.564	2,203,890.85	0.313
>		12.5	20	0.513	1,509,381.80	0.214
	Wgt Ave / Total:		3900	100.000	704,137,682.12	100.000

Group II
			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	0	0.000	0.00	0.000
5.5	-	6.0	18	0.540	6,412,012.57	0.877
6.0	-	6.5	102	3.062	31,560,516.19	4.315
6.5	-	7.0	198	5.944	61,224,367.29	8.372
7.0	-	7.5	214	6.424	57,527,427.41	7.866
7.5	-	8.0	429	12.879	104,376,082.15	14.272
8.0	-	8.5	422	12.669	98,942,124.56	13.529
8.5	-	9.0	431	12.939	93,026,404.86	12.720
9.0	-	9.5	364	10.928	71,730,091.31	9.808
9.5	-	10.0	333	9.997	64,174,999.52	8.775
10.0	-	10.5	233	6.995	46,014,406.31	6.292
10.5	-	11.0	208	6.244	39,093,208.16	5.345
11.0	-	11.5	128	3.843	23,351,857.68	3.193
11.5	-	12.0	109	3.272	18,025,636.01	2.465
12.0	-	12.5	74	2.222	10,466,171.48	1.431
>		12.5	68	2.041	5,410,037.77	0.740
	Wgt Ave / Total:		3331	100.000	731,335,343.27	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group I
	Number	Percent	Principal	Percent
Location	of Items	of Items	Balance	of Balance
CA	437	11.205	115,144,136.10	16.353
FL	444	11.385	79,733,106.09	11.324
AZ	152	3.897	28,851,491.12	4.097
VA	135	3.462	24,012,410.24	3.410
WA	100	2.564	23,724,994.34	3.369
CO	35	0.897	7,353,510.46	1.044
Others	2597	66.590	425,318,033.77	60.403
Wgt Ave / Total:	3900	100.000	704,137,682.12	100.000

Group II
	Number	Percent	Principal	Percent
Location	of Items	of Items	Balance	of Balance
CA	571	17.142	202,018,568.26	27.623
FL	479	14.380	94,436,530.68	12.913
AZ	109	3.272	21,602,909.37	2.954
VA	110	3.302	23,904,221.88	3.269
WA	93	2.792	23,882,538.22	3.266
CO	51	1.531	12,117,999.08	1.657
Others	1918	57.580	353,372,575.78	48.319
Wgt Ave / Total:	3331	100.000	731,335,343.27	100.000

Group I
			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	8	0.205	1,305,727.22	0.185
120	-	180	65	1.667	6,499,112.89	0.923
180	-	300	36	0.923	4,165,779.42	0.592
300	-	360	2955	75.769	518,913,876.84	73.695
>		360	836	21.436	173,253,185.75	24.605
	Wgt Ave / Total:		3900	100.000	704,137,682.12	100.000

Group II

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	2	0.060	63,123.97	0.009
120	-	180	49	1.471	4,983,019.36	0.681
180	-	300	24	0.721	3,308,632.49	0.452
300	-	360	2544	76.373	531,679,083.61	72.700
>		360	712	21.375	191,301,483.84	26.158
	Wgt Ave / Total:		3331	100.000	731,335,343.27	100.000